STOCK PURCHASE AGREEMENT



	by and between



	JAMECO ACQUISITION CORP.


	and



HARRY LIPMAN, MICHAEL LIPMAN,
WALTER LIPMAN, SIDNEY
GREENBERG, DAVID CHASIN,
KENNETH S. LIPMAN, PETER A.
LIPMAN, ETHEL S. LIPMAN, GLORIA
LIPMAN, WALTER LIPMAN TRUST
FOR THE BENEFIT OF ILENE
BURSTEIN, WALTER LIPMAN TRUST
FOR THE BENEFIT OF STACI
BURSTEIN AND WALTER LIPMAN
TRUST FOR THE BENEFIT
			OF JOSHUA BURSTEIN


	July 28, 1994






	TABLE OF CONTENTS




Article I	SALE AND PURCHASE OF SHARES
	1.1.  	Sale of Shares
	1.2.  	Purchase Price and Payment
	1.3.  	Transfer Taxes

Article II	CLOSING
	2.1.  	The Representatives
	2.2.  	Closing

Article III	REPRESENTATIONS AND WARRANTIES OF CERTAIN SELLERS
	3.1.  	Organization and Qualification
	3.2.  	Subsidiaries
	3.3.  	Capitalization and Authority
	3.4.  	Certificate of Incorporation and By-Laws; Minute Books
	3.5.  	Governmental Approvals
	3.6.  	Financial Statements
	3.7.  	No Material Adverse Change
	3.8.  	Tax Matters
	3.9.  	Compliance with Law
	3.10.  	Litigation
	3.11.  	Agreements
	3.12.  	Title to Properties
	3.13.  	Accounts Receivable; Loans to Affiliates
	3.14.  	Inventory
	3.15.  	Intangible Property
	3.16.  	Liens
	3.17.  	Indebtedness
	3.18.  	Liabilities
	3.19.  	Labor Matters
	3.20.  	Employee Benefit Plans
	3.21.  	Environmental Matters
	3.22.  	Insurance
	3.23.  	Operations of the Company
	3.24.  	No Broker
	3.25.  	Banking Relations
	3.26.  	Transactions with Interested Persons
	3.27.  	List of Certain Employees
	3.28.  	Customers and Distributors.
	3.29.  	No Government Contracts.
	3.30.  	Backlog.
	3.31.  	Warranty and Related Matters.
	3.32.  	Disclosure.

Article IV	INDIVIDUAL REPRESENTATIONS AND WARRANTIES
		OF EACH OF THE SELLERS
	4.1.  	Title to Shares
	4.2.  	Authority Relative to this Agreement
	4.3.  	Absence of Conflicts

Article V	REPRESENTATIONS AND WARRANTIES OF THE BUYER
	5.1.  	Organization
	5.2.  	Authority Relative to this Agreement
	5.3.  	Certificate of Incorporation and By-Laws
	5.4.  	Absence of Conflicts
	5.5.  	No Broker
	5.6.  	Absence of Litigation
	5.7.  	Purchase for Investment
	5.8.  	Governmental Approvals

Article VI	COVENANTS AND AGREEMENTS
	6.1.  	Insurance
	6.2.  	Payment of Debt, etc.
	6.3.  	New York State Filings
	6.4.  	Further Assurances
	6.5.  	No Section 338 Election
	6.6.  	Arbitration
	6.7.  	Tax Refunds and Rebates
	6.8.  	Payment of Employee Bonuses
	6.9.  	Subsequent Tax Filings
	6.10.  	Establishment of Pension Plan

Article VII	CONDITIONS PRECEDENT TO
            THE OBLIGATION OF THE BUYER TO CLOSE
	7.1.  	Representations and Covenants
	7.2.  	Good Standing Certificates
	7.3.  	Permits and Approvals
	7.4.  	Legislation
	7.5.  	Legal Proceedings
	7.6.  	Stock Certificates
	7.7.  	Opinion of Counsel to the Sellers and the Company
	7.8.  	Resignation of Directors and Officers
	7.9.  	Employment Agreements
	7.10.  	Hart-Scott-Rodino
	7.11.  	Real Property Contract
	7.12.  	Escrow Agreement

Article VIII	CONDITIONS PRECEDENT TO
           		THE OBLIGATION OF THE SELLERS TO CLOSE
	8.1.  	Representations and Covenants
	8.2.  	Governmental Permits and Approvals
	8.3.  	Legal Proceedings
	8.4.  	Closing Payment
	8.5.  	Employment Agreements
	8.6.  	Opinion of Counsel to the Buyer
	8.7.  	Hart-Scott-Rodino
	8.8.  	Real Property Contract
	8.9.  	Escrow Agreement
	8.10.  	Good Standing Certificate
	8.11.  	Harry's Policies
	8.12.  	Guaranty Agreement

Article IX	INDEMNIFICATION
	9.1.  	Survival
	9.2.  	Indemnification by the Principal Sellers
	9.3.  	Limitations on Indemnification by the Principal Sellers
	9.4.  	Indemnification by Buyer
	9.5.  	Limitation on Indemnification by Buyer
	9.6.  	Responsibility for Environmental Claims
	9.7.  	Escrow Fund
	9.8.  	Notice; Defense of Claims
	9.9.  	Characterization of Indemnity Payments
	9.10.  	Recoveries
	9.11.  	Payment of Losses
	9.12.  	Meaning of After-Tax Basis

Article X	MISCELLANEOUS
	10.1.  	Certain Definitions
	10.2.  	Fees and Expenses
	10.3.  	Notices
	10.4.  	Entire Agreement
	10.5.  	Waivers and Amendments
	10.6.  	Governing Law
	10.7.  	Binding Effect; Benefit
	10.8.  	No Assignment
	10.9.  	Variations in Pronouns
	10.10.  	Counterparts
	10.11.  	Exhibits and Schedules
	10.12.  	Headings
	10.13.  	Severability
	10.14.  	Access to Books and Records After the Closing Date
	10.15.  	Real Property Contract
	10.16.  	Certain Remedies




EXHIBITS:
1.1
1.2(c)
1.2(d)
7.7
7.9(a)
7.9(b)
7.9(c)
8.6
11.1

SCHEDULES:
3.1
3.2
3.5
3.6
3.8
3.9
3.10
3.11
3.12
3.13
3.14
3.15
3.16
3.19
3.20
3.22
3.23
3.25
3.26
3.27(a)
3.27(b)
3.28
3.30
3.31
4.3
5.10
6.6
7.3
8.2
9.2
9.8



                       	STOCK PURCHASE AGREEMENT




		AGREEMENT (the "Agreement"), dated July 28, 1994, by and among Jameco Acquisition Corp., a Delaware corporation (the
"Buyer"), and Harry Lipman ("Harry"), Michael Lipman ("Michael"),
Walter Lipman ("Walter"), Sidney Greenberg ("Sidney"), David Chasin ("David"), Kenneth S. Lipman ("Kenneth"), Peter A. Lipman ("Peter"),
Ethel S. Lipman ("Ethel"), Gloria Lipman ("Gloria"), Walter Lipman
Trust for the benefit of Ilene Burstein ("Ilene Trust"), Walter Lipman Trust for the benefit of Staci Burstein ("Staci Trust") and Walter Lipman Trust for the benefit of Joshua Burstein ("Joshua Trust") (individually, a "Seller" and collectively, the "Sellers"), the owners of all of the issued and outstanding shares of capital stock of Jameco Industries, Inc., a New York corporation (the "Company").

		WHEREAS, the Sellers are the beneficial and record owners of all of the issued and outstanding shares of capital stock of the Company (collectively, the "Shares"); and

		WHEREAS, the Sellers wish to sell, transfer, assign, convey and deliver the Shares to the Buyer, and the Buyer wishes to purchase, acquire and accept the Shares from the Sellers, upon the terms and conditions of this Agreement.

		NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                               Article I

                     	SALE AND PURCHASE OF SHARES

Section 1.1. 		  Sale of Shares.  At the closing provided for in section 2.2 hereof (the "Closing"):  (i) subject to the terms and conditions of this
Agreement and in reliance upon the representations, warranties and covenants contained herein, each Seller agrees to sell, transfer, assign and convey to the Buyer the number of Shares set forth opposite such Seller's name on  Exhibit 1.1 hereto for the purchase price set forth opposite such
Seller's name on Exhibit 1.1 hereto under the caption "Total Amount to be Paid to Seller," and shall deliver to the Buyer a stock certificate or certificates representing all of such Shares, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer, with appropriate transfer stamps, if any, attached, free and clear of any Lien with respect thereto and without any restrictive legend other than with respect to applicable securities laws; and (ii) subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants contained herein, the Buyer agrees to purchase, acquire and accept from each Seller the number of Shares set forth opposite such Seller's name on Exhibit 1.1 hereto for the purchase price set forth opposite such Seller's name on Exhibit 1.1 hereto under the caption "Total Amount to be Paid to Seller."

Section 1.2. 		  Purchase Price and Payment.

(a) Purchase Price. The Purchase Price for the Shares shall be Twenty-Nine Million Five Hundred Three Thousand Thirty
Dollars ($29,503,030) (the "Purchase Price").

(b)   Payment.  (i) Twenty-Five Million Four Hundred
Eighty One Thousand One Hundred Thirty-Five Dollars ($25,481,135) of the Purchase Price (representing $25,753,030 of the Purchase Price, less $261,193 credit for amounts owed by Harry pursuant to section 6.2(b) hereof, and $10,702 credit for amounts owed by Harry pursuant to section 6.2(d)) shall be paid by the Buyer to the Representatives on behalf of the Sellers on the Closing Date (the "Closing Payment") in the manner specified in section 1.2(c) hereof, and (ii) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) of the Purchase Price shall be paid to the Escrow Agent named in section 1.2(d) hereof to be held in escrow as described in section 1.2(d) (the "Escrow Payment") and shall be paid to the Representatives only pursuant to and in accordance with the terms of the Escrow Agreement.

(c) Payment of the Closing Payment. At the Closing, the Closing Payment shall be paid by the Buyer in accordance with the instructions set forth in Exhibit 1.2(c) by wire transfer of immediately available funds to the accounts indicated by the Representatives in such written instructions.

(d) Escrow Arrangements. The amounts specified in and to be delivered by the Buyer pursuant to section 1.2(b)(ii) (the "Escrow Fund") shall be delivered to The First National Bank of Boston, as escrow agent (the "Escrow Agent"), under the terms of an escrow agreement in the form of Exhibit 1.2(d) hereto (the "Escrow Agreement"). The
Escrow Fund shall be held by the Escrow Agent in accordance with and subject to the limitations set forth in the Escrow Agreement to secure the payment of claims for indemnification made in accordance with Article IX of this Agreement.

Section 1.3. 		  Transfer Taxes.  Each Seller shall pay all stock transfer
Taxes, recording fees and other sales, transfer, use, purchase or similar
Taxes, if any, resulting from the sale of the Shares owned by such Seller hereunder.

                               Article II

                               	CLOSING

Section 2.1. 		  The Representatives.

(a) By the execution and delivery of this Agreement and by their act of surrendering certificates representing their Shares, each of the Sellers hereby irrevocably constitutes and appoints Harry and Michael jointly, as such Seller's true and lawful agents and attorneys-in-fact (the "Representatives"), with full power of substitution to act in his, her or its name, place and stead with respect to all transactions contemplated by and all terms and provisions of this Agreement and the Escrow Agreement and to act on his, her or its behalf in any dispute, litigation, mediation, or arbitration involving this Agreement and the Escrow Agreement, and to do or refrain from doing all such further acts or things, and execute all such documents as the Representatives shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement and the Escrow Agreement including, without limitation, the power:

(i) 	to act for the Sellers with regard to matters
pertaining to indemnification referred to in this Agreement and the Escrow Agreement, including the power to compromise any claim on behalf of the Sellers and to conduct arbitration, mediation or litigation on behalf of the Sellers;

(ii) 	to execute and deliver all ancillary agreements,
certificates and documents, and to make representations and warranties therein, on behalf of the Sellers which the Representatives deem necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement and the Escrow Agreement; and

(iii) 	to do or refrain from doing any further act or deed
on behalf of the Sellers which the Representatives deem necessary or appropriate in their sole discretion relating to the subject matter of this Agreement and the Escrow Agreement, including, without limitation, to exercise any right of or pursue any remedy available to any Seller under this Agreement and the Escrow Agreement, as fully and completely as each Seller could do if personally present.

(b) If either Representative dies or otherwise becomes incapacitated and is unable to serve as a Representative, or resigns as a Representative in a writing delivered to the Buyer, then the remaining Representative shall serve as the only Representative. The appointment of the Representatives shall be deemed coupled with an interest and be irrevocable. As long as Harry and Michael serve jointly as the Representatives hereunder, their actions as Representatives shall require the concurrence of both of them. The Buyer and any other Person may conclusively and absolutely rely, without inquiry, upon the joint action of Harry and Michael at any time during which they serve as joint Representatives and upon the action of a Representative serving individually, in either case, on behalf of the Sellers in all matters contemplated by this Agreement and the Escrow Agreement. All notices delivered by the Buyer to the Representatives (whether pursuant hereto or otherwise) for the benefit of the Sellers shall constitute notice by the Buyer to the Sellers. Each Representative shall act with respect to this Agreement and the Escrow Agreement in a manner consistent with what he believes to be in his best interest in his capacity as a Seller and consistent with his obligations under this Agreement and the Escrow Agreement, but a Representative shall not be liable or responsible to any Seller for any loss or damages the Sellers may suffer by reason of the performance by such Representative of his duties under this Agreement, other than loss or damage arising from willful misconduct or gross negligence in the performance of his duties under the Agreement. The Representatives shall not be deemed to be trustees or fiduciaries for or on behalf of any Seller, shall have no duty or obligation to consult with and take direction from any Seller and shall not be liable for any action taken or omitted in good faith in the absence of gross negligence or willful misconduct. The Representatives shall not be liable for any action taken or omitted in good faith upon the written advice of counsel and may act upon any instrument or signature believed by them in good faith to be genuine and may assume that any Person purporting to give any notice or instructions hereunder, believed by them in good faith to be authorized, has been duly authorized to do so.

		Each Seller agrees jointly and severally to indemnify and hold harmless each Representative for any loss or damage arising from the performance of his duties as a Representative hereunder, including, without limitation, the cost of any accounting, legal counsel or other advisor retained by the Representatives on behalf of the Sellers, but excluding any loss or damage arising from willful misconduct or gross negligence in the performance of his duties under this Agreement and the Escrow Agreement.

(c) All actions, decisions and instructions of the Representatives taken, made or given pursuant to the authority granted to the Representatives pursuant to this section 2.1 shall be conclusive and binding upon all of the Sellers and no Seller shall have the right to object, dissent, protest or otherwise contest the same. The Buyer hereby acknowledges that the Representatives may with respect to any particular action, decision or instruction, but shall not be required to, solicit the consent of the Sellers before acting.

(d) The provisions of this section 2.1 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, legal incapacity or dissolution, granted by the Sellers to the Representatives and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each such Seller.

(e) The Buyer shall be entitled to rely conclusively on the instructions and decisions of the Representatives as contemplated by section 2.1(b) as to any action required or permitted to be taken by the Sellers or the Representatives hereunder, and no party hereunder shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Representatives.

Section 2.2. 		  Closing.  The Closing of the sale and purchase of the
Shares shall take place at the offices of Battle Fowler, 280 Park Avenue, New York, New York 10017 at 10:00 a.m. (local time) on July 28, 1994 or at such other place, time or date as the Buyer and the Representatives mutually agree. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date."


                             Article III

           	REPRESENTATIONS AND WARRANTIES OF CERTAIN SELLERS

		Subject to the provisions in section 9.2 hereof pertaining to the proportional responsibility of the Principal Sellers for the indemnification obligations relating to breaches of the representations and warranties contained in this Agreement, each of the Principal Sellers represents and warrants to the Buyer as follows:

Section 3.1. 		  Organization and Qualification.  The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Company does not own or lease real property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions set forth on Schedule 3.1 hereto.

Section 3.2. 		  Subsidiaries.  Except as set forth in Schedule 3.2 hereto, the Company has no subsidiaries.  For purposes of this Agreement, the term "Subsidiary" shall mean any Person as to which the Company, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, fifty percent (50%) or more of the securities of any class of such Person, the holders of which class are entitled to vote for the election of directors (or Persons performing similar functions).  Except as set forth in Schedule 3.2, the Company does not own any securities issued by any other business organization or governmental authority, except U.S. Government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business.  Except as set forth in
Schedule 3.2, the Company does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.  JESC was incorporated on February 1, 1994 in the
U.S. Virgin Islands and has engaged in no activities and has not incurred any indebtedness or other liability since the date of its formation other than in connection with its incorporation and maintaining its status as a corporation.

Section 3.3. 		  Capitalization and Authority.  (a)  The authorized capital stock of the Company consists of 2,000,000 shares of common stock, par value $ 0.10 per share (the "Jameco Common Stock"); 360,000 shares of
Jameco Common Stock are duly and validly issued of which 311,375.25 are outstanding. Each of such outstanding Shares is fully paid and nonassessable and owned as indicated on Exhibit 1.1 hereto. 48,624.75 of the issued Shares are held in the treasury of the Company as of the date hereof and no shares are reserved for issuance.  There are no other shares of capital stock of the Company outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights
(including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever requiring the issuance, sale, redemption, repurchase, registration or voting of shares of any capital stock of the Company, and there are no contracts or other agreements to issue additional shares of capital stock of the Company or any options, warrants, convertible or exchangeable securities, subscriptions, rights
(including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to such shares.

(b) The Company has full corporate power and authority to enter into any agreement, document and instrument executed and delivered or to be executed and delivered by it pursuant to or as contemplated by this Agreement and to comply with its obligations hereunder and thereunder. The execution, delivery and performance by the Company of each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and its stockholders and no other action on the part of the Company or its stockholders is required in connection therewith. Each agreement, document and instrument executed and delivered or to be executed and delivered by the Company pursuant to or as contemplated by this Agreement (to the extent it contains obligations to be performed by the Company) constitutes or will when executed and delivered constitute, a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies. The execution, delivery and performance by the Sellers of their respective obligations under this Agreement and each such other agreement, document and instrument:

(i) 	do not and will not violate any provision of the
certificate of incorporation or by-laws of the Company;

(ii) 	do not and will not violate any statute, law, rule and
regulation, which is applicable to the Company or any of its assets, properties, or businesses, or violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any of its assets, properties or businesses; and

(iii) 	except as set forth on Schedule 3.3, do not and will
not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, Lien, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any Lien on any of the assets of the Company.

Section 3.4. 		  Certificate of Incorporation and By-Laws; Minute Books.
 Copies of the certificate of incorporation and by-laws of the Company and all amendments to each have heretofore been delivered to the Buyer and such copies are true, complete and accurate. The records of the board of directors' and shareholders' meetings contained in the minute books of the Company are true and accurate records of those meetings. The stock transfer ledger of the Company is true and accurate.

Section 3.5. 		  Governmental Approvals.  Other than in connection, or in
compliance, with the provisions of the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or as set forth on Schedule 3.5, no notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority
(collectively, "Permits") is required by the Company for the conduct of its business as currently conducted or for the consummation of the transactions contemplated hereby. The Company has obtained or has applied for all Permits listed on Schedule 3.5. All the Permits listed on
Schedule 3.5 (except those that are identified on such Schedule as "pending" or "applied for") are valid and in full force and effect and, except as set forth in Schedule 3.5 hereto, the Company is operating in compliance therewith except where a contrary state of facts would not result in a Material Adverse Effect. None of the Permits is subject to termination by its express terms as the result of the consummation of the transactions contemplated by this Agreement.

Section 3.6. 		  Financial Statements.  The balance sheet of the Company
as at December 31, 1993 and the related statements of earnings and retained earnings and cash flow for the year then ended, including the notes thereto, certified by KPMG Peat Marwick, independent certified public accountants, copies of which are attached hereto as Schedule
3.6(a), fairly present the financial position of the Company as at such date and the results of operations, the changes in retained earnings and cash flow of the Company, for the year then ended in accordance with generally accepted accounting principles applied on a consistent basis.
The combined balance sheets of the Company and Innovative Computer and Innovative Systems as at December 31, 1992 and 1991 and the related statements of earnings and retained earnings, and cash flows for the years then ended, including the notes thereto, certified by KPMG Peat
Marwick, independent certified public accountants, are attached hereto as
Schedule 3.6(b). The combining schedules-balance sheets of the Company as at December 31, 1991 and 1992 and the combining schedules of operations and retained earnings for the years then ended included in
Schedule 3.6(b) are fairly stated in all material respects in relation to the combined financial statements contained in Schedule 3.6(b) taken as a whole. The unaudited balance sheet of the Company as at June 30, 1994 and the related unaudited statements of earnings and retained earnings for the six-month period then ended, copies of which are attached hereto as
Schedule 3.6(c), are true and correct copies of management statements prepared for internal use by the management of the Company. Such statements fairly present the financial position of the Company as at such date and the results of operations for the period then ended in accordance with generally accepted accounting principles (except as set forth in Schedule 3.6(d)) applied on a consistent basis with the financial statements contained in Schedule 3.6(a). The foregoing financial statements are hereinafter referred to collectively as the "Financials;" the unaudited balance sheet as at June 30, 1994 included in the Financials is hereinafter referred to as the "Balance Sheet;" and June 30, 1994 is hereinafter referred to as the "Balance Sheet Date." Schedule 3.6(e) sets forth on an itemized basis all reserves of the Company reflected on the Company's balance sheet as of June 30, 1994. See Schedule 3.6(f) for information concerning a liability of the Company arising from the repurchase by the Company of certain shares of common stock of the Company.

Section 3.7. 		  No Material Adverse Change.  Since March 31, 1994,
there has been no change which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect (other than any Material Adverse Effect resulting from conditions prevailing in the economy or the U.S. plumbing products industry generally) and, to the best of the Principal Sellers' Knowledge, no such change is threatened. Since March 31, 1994, there has not been any damage, destruction or loss to the Company or any of its properties, assets or businesses which has or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect whether or not covered by insurance. Anything contained herein to the contrary notwithstanding, any environmental matter or condition (including any environmental matter or condition which may give rise to an Environmental Claim as defined in Section 9.6 hereof) relating to the Company, or any of its properties (including, without limitation, the Premises or any Property) shall not be the subject of the representations and warranties contained in this Section 3.7.

Section 3.8. 		  Tax Matters.

(a)   Except as set forth on Schedule 3.8:

(i) 	The Company has paid or caused to be paid all
Taxes required to be paid by it through the date hereof, whether disputed or not (other than current Taxes the liability for which is adequately reserved for on the Financials).

(ii) 	The Company, in accordance with applicable law,
has filed all Tax Returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the period covered by such Tax Returns. As of the time of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, businesses, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon. A list of all Tax Returns filed with respect to the Company since January 1, 1989 is set forth in Schedule 3.8, and said Schedule 3.8 indicates those Tax Returns that have been audited or currently are the subject of an audit. The Company has delivered to the Buyer complete and correct copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company for the year 1989 and all subsequent years through 1992 and has made available all such documents for prior years to the extent that the same are available.
Schedule 3.8 sets forth all federal Tax elections under the Internal
Revenue Code of 1986, as amended (the "Code"), that are in effect with respect to the Company or for which an application by the Company is pending.

(iii) 	Neither the Internal Revenue Service ("IRS") nor
any other governmental authority is now asserting or, to the best of the Principal Sellers' Knowledge, threatening to assert against the Company any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has never entered into a closing agreement pursuant to section 7121 of the Code.

(iv) 	There has not been any audit since January 1, 1988
of any Tax Return filed by the Company, no audit of any Tax Return of the Company is in progress, and the Company has not been notified by any Tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a Tax Return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

(v) 	The Company has never consented to have the
provisions of section 341(f)(2) of the Code applied to it. The Company has not agreed to make nor is it required to make any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company (A) has never made any payments, (B) is not obligated to make any payments, or (C) is not a party to any agreement that under certain circumstances would obligate it to make any payments, that will not be deductible under section 280G of the Code. The
Company has disclosed on its income Tax Returns all positions taken therein that could give rise to a penalty for underpayment of federal Tax under section 6662 of the Code (or any corresponding provision of state, local or foreign tax law). The Company has never had any liability for unpaid Taxes because it is a member of an "affiliated group" (as defined in section 1504(a) of the Code). The Company has never filed, and has never been required to file, a consolidated, combined or unitary tax return with any entity. The Company is not a party to any tax sharing agreement.

(vi) 	The Company computes its federal taxable income
under the accrual method of accounting. For purposes of computing taxable income, all inventories of the Company are maintained on a last-in, first-out ("LIFO") basis. Such inventory methods are correct in all material respects for income tax purposes.

(vii) 	The Company has withheld and paid all Taxes
required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(b) Schedule 3.8 sets forth with respect to the Company a tax basis balance sheet as of December 31, 1993.

(c) For purposes of this section 3.8, all references to sections of the Code shall include any predecessor provisions to such sections and any similar provisions of federal, state, local or foreign law.

Section 3.9. 		  Compliance with Law.  Except as set forth on
Schedule 3.9 and except with respect to Environmental Laws (which are not the subject of this section 3.9), the Company has not violated or failed to comply with and is not violating or failing to comply with, nor has the Company received notice of any violation of or failure to comply with any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation, of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority applicable to it or to its assets, properties, businesses or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.9 and except as with respect to Environmental Laws (which are not the subject of this section 3.9), the conduct of the Company's business is in conformity with all foreign, federal, state, county and local energy, public utility, health or occupational safety, regulatory and administrative requirements, except where any such violation or nonconformity would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10. 		  Litigation.  Except as set forth on Schedule 3.10 hereto:
(i) there are no outstanding judgments, rulings, orders, writs, injunctions, awards or decrees of any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or arbitral tribunal against or involving the Company or any of the Sellers that relate to the businesses of the Company or the
Shares, (ii) the Company is not a party to, or to the best of the Principal
Sellers' Knowledge, threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration proceeding, and
(iii) there is no litigation or proceeding, in law or in equity, or any proceeding or governmental investigation before any commission or other administrative authority pending, or, to the best of the Principal Sellers'
Knowledge, threatened, against any of the Sellers or the transactions contemplated hereby or whereby timely performance by the Sellers according to the terms of this Agreement may be prohibited, prevented or delayed.

Section 3.11. 		  Agreements.  Schedule 3.11 hereto sets forth all of the
following contracts and other agreements to which the Company is a party or by or to which its assets, properties or businesses are bound or subject:
 (i) currently effective contracts and other agreements with any current or former officer, director, employee, consultant, agent or shareholder;
(ii) contracts and other agreements outside the ordinary course of the Company's business involving annual payments under any such contract or other agreement or under any related series of contracts or other agreements of at least $50,000 for the sale of materials, supplies, equipment, merchandise or services; (iii) contracts and other agreements outside the ordinary course of the Company's business involving payments since March 31, 1994 under any such contract or other agreement or under any related series of contracts or other agreements of at least $50,000 for the purchase or acquisition of materials, supplies, equipment, merchandise or services and any contracts and other agreements providing for the purchase of all or substantially all of its requirements or a particular product from a supplier where such requirement or product is not readily available from alternative sources at comparable prices; (iv) distributorship, representative, management, marketing, sales agency, printing or advertising contracts and other similar agreements not terminable upon not more than thirty (30) days notice; (v) contracts and other similar agreements for the grant to any Person of any preferential rights to purchase any of the assets, properties or business of the Company; (vi) joint venture contracts and other similar agreements; (vii) contracts and other agreements under which the Company has guaranteed the obligations of any Person or under which any Seller has guaranteed the obligations of the Company; (viii) contracts and other agreements under which the Company agrees to indemnify any Person or to share Tax liability with any Person that will exist at Closing;
(ix) contracts and other agreements limiting the freedom of the Company to engage in any line of business or to engage in business in any geographic area; (x) contracts and other agreements relating to the acquisition by the Company of any operating business or the capital stock of any Person; (xi) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security instrument; (xii) any registration rights agreements, warrants, warrant agreements or other rights to subscribe for securities, any voting agreements, voting trusts, shareholder agreements or other similar arrangements or any stock purchase or repurchase agreements or stock restriction agreements; and (xiii) leases of real or personal property with annual payments in excess of $25,000. All of the contracts and other agreements set forth on Schedule 3.11 hereto are in full force and effect as of the date hereof. To the best of the Principal Sellers' Knowledge, the descriptions of the oral contracts set forth in
Schedule 3.11 are true, accurate and complete in all material respects.

		Neither the Company nor, to the best of the Principal Sellers' Knowledge, any other party to any contract, agreement, lease or instrument of the Company, is in default in complying with any provisions of any of the above, and no condition or event or facts exist which, with notice, lapse of time or both would constitute a default thereof on the part of the Company or, to the best of the Principal Sellers' Knowledge, on the part of any other party thereto in any such case that could have a Material Adverse Effect.

Section 3.12. 		  Title to Properties.  The Company owns no real property.
 The personal property reflected on the Balance Sheet, together with dispositions and additions in the ordinary course of business since the Balance Sheet Date, is all of the personal property used in the operation of the Company and, assuming no changes in Environmental Laws or other laws, is all of the personal property necessary for the operation of the Company as currently conducted on the date hereof. Except as otherwise indicated in Schedule 3.12 or in the Balance Sheet, none of the personal property of the Company is subject to any Lien or conditional sale agreement. The Balance Sheet reflects all personal property of the Company, subject to dispositions and additions in the ordinary course of business consistent with this Agreement.

Section 3.13. 		  Accounts Receivable; Loans to Affiliates.  (a)  Except as
disclosed in Schedule 3.13(a), all accounts receivable reflected on the
Balance Sheet (net of applicable reserves) and all accounts receivable arising subsequent to the Balance Sheet Date have arisen in the ordinary course of business, represent valid and enforceable obligations to the
Company and are fully collectable and subject to no set-off or counterclaim, except for discounts, returns, payment terms and allowances arising in the ordinary course of the Company's business.
Schedule 3.13(a) hereto sets forth a true and correct aged list of all accounts receivable of the Company at June 30, 1994.

(a) Except as set forth on Schedule 3.13(b), the Company has no accounts or loans receivable from any Person which is affiliated with the Company or any director or officer of the Company.

Section 3.14. 		  Inventory.  Except as disclosed in Schedule 3.14, all
inventory items shown on the Balance Sheet or existing at the date hereof are of a quality and quantity saleable in the ordinary course of business of the Company. The values of the inventories stated in the Balance Sheet reflect the normal inventory valuation policies of the Company on a FIFO basis and were determined in accordance with generally accepted accounting principles and methods consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none is at a price materially in excess of current market prices.

Section 3.15. 		  Intangible Property.  (a)  All patents, patent applications, trade names, trademarks, trademark registration applications, copyrights and copyright registration applications presently owned by or licensed to the Company or used or to be used by the Company in its business as presently conducted are listed in Schedule 3.15 hereto.  All of the patents and registered trademarks of the Company and all of the patent applications, trademark registration applications and copyright registration applications of the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the New York
Department of State, the United States Register of Copyrights or the
corresponding offices of other countries identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United
States and each such country.  Except as set forth in Schedule 3.15, present use by the Company of said patents, trade names, trademarks, or copyrights does not require the consent of any other Person and the same are freely transferable by the Company (except as otherwise provided by law).  Except as set forth in Schedule 3.15, the Company has exclusive ownership or exclusive license to use all patents, trade names, trademarks or copyrights used or to be used by it in its business as conducted free and clear of any attachments, Liens, royalties, license fees or adverse claims and neither the present activities nor products of the Company infringe any such patents, trade names, or trademarks of others.  Except as set forth in Schedule 3.15, (i) no other Person has an interest in or right or license to use, or the right to license others to use, any of said patents, patent applications, trade names, trademarks, or copyrights, (ii) there are no claims or demands of any other Person pertaining thereto and no proceedings have been instituted, or are pending or, to the best of the
Principal Sellers' Knowledge, threatened, which challenge the rights of the Company in respect thereof, (iii) none of the patents, trade names, trademarks, or copyrights listed in Schedule 3.15 is subject to any outstanding order, decree, judgment or stipulation, or, to the best of the
Principal Sellers' Knowledge, is being infringed by others, (iv) no proceeding charging the Company with infringement of any adversely held patent, trade name, trademark or copyright has been filed or, to the best of the Principal Sellers' Knowledge, is threatened to be filed, and (v)
to the best of the Principal Sellers' Knowledge, there exists no unexpired patent or patent application which includes claims that would have a
Material Adverse Effect.

(a) Except as set forth in Schedule 3.15 hereto, the Company has the right to use, free and clear of any claims or rights of others, all trade secrets, inventions, customer lists and manufacturing and secret processes required for or incident to the manufacture or marketing of all products presently sold, manufactured, licensed, under development or produced by it, including products licensed from others, and to the best of the Principal Sellers' Knowledge, any products formerly sold by the Company. Any payments required to be made by the Company for the use of such trade secrets, inventions, customer lists and manufacturing and secret processes are described in Schedule 3.15. To the best of the Principal Sellers' Knowledge, the Company is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation, a former employer of any present or past employee of the Company or of any of the predecessors of the Company.

Section 3.16. 		  Liens.  Except as set forth on Schedule 3.16, and except
with respect to (i) assets, properties and businesses disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; or (ii) Liens securing Taxes, assessments, governmental, regulatory or administrative charges or levies, or the claims of materialmen, carriers, landlords and like Persons, which are not yet due and payable (collectively, "Permitted Liens"), the Company owns outright and has good and marketable title to all of its assets, properties and businesses, including, without limitation, all of the assets, properties and businesses reflected on the Balance Sheet, in each case, free and clear of any Lien.

Section 3.17. 		  Indebtedness.  Except as set forth on Schedule 3.17, all
Indebtedness of the Company as at the Balance Sheet Date is set forth in the Balance Sheet. All Indebtedness which has arisen after the Balance
Sheet Date has arisen in the ordinary course of business and represents valid Indebtedness of the Company. As used herein, "Indebtedness" shall mean all items which, in accordance with generally accepted accounting principles (except as otherwise indicated on Schedule 3.6(d)), would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Indebtedness is to be determined.

Section 3.18. 		  Liabilities.  As of the Balance Sheet Date and the Closing
Date, as applicable, the Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, whether or not such liabilities are required to be reported by generally accepted accounting principles (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its businesses prior to the Balance Sheet Date or the Closing Date, as applicable, regardless of whether claims in respect thereof had been asserted as of such date), which liabilities, when taken individually or in the aggregate, have had or are reasonably likely to have a Material
Adverse Effect, except liabilities (i) stated or adequately reserved against on the Financials or reflected in the footnotes thereto; (ii) reflected in
Schedules (including, without limitation, Schedule 3.18) to this
Agreement; (iii) incurred in the ordinary course of business of the
Company subsequent to the Balance Sheet Date and on a basis consistent with the terms of this Agreement; or (iv) relating to Environmental
Claims.

Section 3.19. 		  Labor Matters.  Schedule 3.19 hereto sets forth the only
contracts or other agreements that exist between the Company and a union representing any of the employees of the Company. The Company has not taken any action that would constitute a plant closing or mass lay-off within the meaning of the Workers Adjustment and Retraining
Notification Act. At June 10, 1994, the Company employed approximately 361 full-time employees and one part-time employee. The
Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth in Schedule 3.19, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. Except as set forth on Schedule 3.19 hereto, there are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending, or to the best of the Principal Sellers' Knowledge, threatened against or involving the Company. To the best of the Principal Sellers' Knowledge, no question concerning representation exists respecting the employees of the Company. There are no grievances, complaints or charges that have been filed or, to the best of the Principal Sellers' Knowledge, threatened against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that if decided adversely to the Company would be reasonably likely to have a Material Adverse Effect, and no claim therefor has been asserted. Except as set forth in Schedule
3.19, no collective bargaining agreements are in effect or are currently being or are about to be negotiated by the Company. The Company is, and at all times since November 6, 1986 has been, in compliance in all material respects with the requirements of the Immigration Reform
Control Act of 1986. There are no changes pending with respect to (including, without limitation, resignation of) the senior management or key supervisory personnel of the Company nor has the Company received any notice or information concerning any prospective change with respect to the senior management or key supervisory personnel of the Company.

Section 3.20. 		  Employee Benefit Plans.

(a)   Schedule 3.20 sets forth a list of every Employee
Program that has been maintained by the Company at any time during the three-year period ending on the date hereof.

(b) Each Employee Program which has been maintained by the Company and which has at any time been intended to qualify under section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been operated in accordance with the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). Except as set forth in Schedule 3.20, no event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

(c) Except as set forth in Schedule 3.20, the Company has complied in all material respects with any law applicable to it with respect to the Employee Programs that have been maintained by the Company.
Except as set forth in Schedule 3.20, with respect to any Employee
Program now or heretofore maintained by the Company, there has occurred no "prohibited transaction" as defined in section 406 of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), or section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other Tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including, without limitation, through any obligation of indemnification or contribution), in any Taxes, penalties or other liability to the Company or any Affiliate. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the best of the Principal Sellers' Knowledge, threatened with respect to any such Employee Program.

(d) Except as set forth on Schedule 3.20, neither the Company nor any Affiliate has incurred any termination liability under Title IV of ERISA which will not be paid in full prior to the Closing. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code section 412 or ERISA section 302. Except as set forth on Schedule 3.20, with respect to any Employee Program maintained by the Company or any Affiliate and subject to Title IV of ERISA, there has been no (nor will there be any as a result of the transaction contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA section 4043, or the regulations thereunder (for which the notice requirement is not waived under 29 C.F.R. Part 2615) or (ii) event or condition which presents a material risk of plan termination or any other event that may cause the Company or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Company or any Affiliate, for all periods prior to the Closing, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 3.20). Except as set forth on Schedule 3.20, as of the Closing Date, no Employee Program maintained by the Company or any Affiliate and subject to Title IV of ERISA (other than a Multiemployer Plan) will have any "unfunded benefit liability" within the meaning of ERISA section 4001(a)(18). With respect to each Multiemployer Plan maintained by the Company or any Affiliate,
Schedule 3.20 states the estimated amount of withdrawal liability, as determined in good faith by the Sellers after consultation with the plan administrator thereof, that would be incurred by the Company or such Affiliate if there were a cessation of operations or of the obligation to contribute to such plan as of the Closing Date. None of the Employee Programs ever maintained by the Company or any Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

(e) The representations made in Subsections (a), (b), (c) and (d) with respect to any Multiemployer Plan are made to the best of the Principal Sellers' Knowledge only, unless otherwise specifically provided therein.

(f) With respect to each Employee Program maintained by the Company within the three years preceding the date hereof (other than a Multiemployer Plan), complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered or made available to the Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee
Program provided to employees) and all modifications thereto; and (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program. With respect to such Employee Program maintained by the Company which is a Multiemployer Plan, complete and correct copies of the following documents have been previously been delivered or made available to the Buyer: (i) any participation, adoption or other agreement relating to the Company's participation in or contribution under such Plan and (ii) any material correspondence or reports relating to such Plan received by the Company within the last three years.

(g) Except as set forth on Schedule 3.20 and except for union plans to which the Company makes contributions, each Employee Program maintained by the Company as of the date hereof is subject to termination by the Board of Directors of the Company without any further liability or obligation on the part of the Company to make further contributions to any trust maintained under any such Employee Program following such termination.

(h) 		For purposes of this section 3.20:

(i) 	"Employee Program" means (A) all employee
benefit plans within the meaning of ERISA section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

(ii) 		An entity "maintains" an Employee Program
if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

(iii) 	An entity is an "Affiliate" of the Company for
purposes of this section 3.20 if it would have ever been considered a single employer with the Company under ERISA section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA section 302(d)(8)(C); and

(iv) 	"Multiemployer Plan" means a (pension or
non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

Section 3.21. 		  Environmental Matters.  (a)  For purposes of this
Agreement, the following terms shall have the following meanings:

(i) 	"Environment" shall mean soil (surface and
subsurface), surface waters and ground waters, ambient air, and any improvements on any real property. The real property located at 248 Wyandanch Avenue, Wyandanch, New York is hereinafter referred to as the "Premises" and all real properties owned and/or operated by the Company and any of its predecessors on or prior to the Closing Date are hereinafter collectively referred to as the "Property."

(ii) 	"Environmental Laws" shall mean (a) all federal,
state, county and local statutes, laws and ordinances, and rules and regulations adopted pursuant thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and
Liability Act, as amended, 42 U.S.C. section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
section 1801 et seq.; the Resource Conservation and Recovery
Act, as amended, 42 U.S.C. section 6901 et seq.; the Federal
Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq.;
the Clean Air Act, as amended, 42 U.S.C. 7401 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. 2601 et seq., the
New York Environmental Conservation Law; and the laws of
Suffolk County (collectively, the "Statutes") relating to the protection of human health (except for OSHA) and the Environment, including without limitation: all Statutes relating to reporting, licensing, permitting, investigating or remediating emissions, discharges, release or threat of release of any Hazardous Materials in the Environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material; and
(b) all federal, state, county and local common law relating to the protection of human health and the Environment, including, but not limited to, nuisance and trespass.

(iii) 	"Hazardous Materials" shall mean (a) any toxic
substance or hazardous waste, substance or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, petroleum and petroleum products, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; (c) any substance, gas, material or chemical which is included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes" or words of similar import under any legal requirement including but not limited to the Environmental Laws, and (d) any other chemical, material, gas or substance, the storage, exposure to or release of which is or may hereafter be prohibited, limited or regulated by any governmental or quasi-governmental entity having jurisdiction over the Property or the operations or activity at the Property, or any chemical, material, gas or substance that does or may pose a hazard or risk to human health or the Environment.

(iv) 	"Maintenance Plan" shall mean that certain
maintenance plan dated January, 1993, prepared by AKRF, Inc., with respect to the Premises identified in such plan as Site
#1-52-006, as may be amended from time to time.

(b) To the best of the Principal Sellers' Knowledge, all Hazardous Materials transported at the Company's request from the Property were transported by a duly licensed entity.

(c) The Premises are presently classified as a Class 4 site on the New York State Inactive Hazardous Waste List. A complete copy of the Maintenance Plan which has been approved by the New York State Department of Environmental Conservation (the "NYSDEC") as in effect at the date hereof is attached hereto as Schedule 3.21.

Section 3.22. 		  Insurance.  Schedule 3.22 hereto sets forth all policies or binders of fire, earthquake, liability, workmen's compensation, vehicular or other insurance held by or on behalf of the Company, including, without limitation, policies covering  the years 1991, 1992, and 1993 for which all premiums due and owing have been paid, specifying the insurer, the policy number or covering note number with respect to binders, and setting forth the deductible and aggregate limit of any of the insurer's liability thereunder and the period covered.  Such policies and binders are in full force and effect.  The Company is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion.  The Company has not received a notice of cancellation or nonrenewal of any such policy or binder, and no Principal
Seller has any Knowledge of any state of facts which is reasonably likely to be the basis for termination of any such insurance.

Section 3.23. 		  Operations of the Company.  Except as set forth on
Schedule 3.23 hereto, since March 31, 1994, the Company has not:

(i) 	amended its certificate of incorporation or by-laws
or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(ii) 	issued, sold, purchased or redeemed, or entered into
any contracts or other agreements to issue, sell, purchase or redeem, any shares of its capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to its capital stock;

(iii) 	entered into any contract or other agreement with
any labor union or association representing any employee; or adopted, entered into or amended any employee benefit plan or made any change in the actuarial methods or assumptions used in funding any defined benefit pension plan, or made any change in the assumptions or factors used in determining benefit equivalencies thereunder;

(iv) 	declared, set aside or paid any dividends or
declared, set aside or made any distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

(v) 	adopted a plan of liquidation or resolutions
providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company;

(vi) 	made any change in its accounting methods,
principles or practices or made any change in depreciation or amortization policies or rates adopted by it, except insofar as may have been required by a change in generally accepted accounting principles, including, without limitation, any change in its methods, principles or practices regarding reserves or accruals;

(vii) 	revalued any portion of its assets, properties or
businesses including, without limitation, any write-down of the value of inventory or other assets or any write-off of notes or accounts receivable other than in the ordinary course of business in a manner consistent with past practice;

(viii) 	incurred any indebtedness except in the ordinary
course of business or become subject to any increase in its obligations as a guarantor or otherwise become contingently, as a guarantor or otherwise, liable with respect to the obligations of others; or cancelled any material debt or claim owing to, or waived any material right of, the Company;

(ix) 	suffered any damage, destruction or loss, whether
or not covered by insurance, affecting any of the properties, assets or business of the Company which is reasonably likely to have a Material Adverse Effect;

(x) 	made any wage or salary increase or bonus, or
increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants or agents or any accrual for or contract or other agreement to make or pay the same, other than customary merit increases made in the ordinary course of business in a manner consistent with past practice, or entered into any employment agreement, or any amendment to any such existing agreement, with any officer, director or employer of the Company;

(xi) 	incurred any obligation or liability to any of the
Company's officers, directors, stockholders or employees, or made any loans or advances to any of the Company's officers, directors, stockholders or employees, except normal compensation, advances and expense allowances payable to officers or employees or otherwise engaged in any transaction with affiliates other than transactions with Jamaica Manufacturing (Canada) Ltd. in the ordinary course of business;

(xii) 	made any payment or commitment to pay severance
or termination pay to any of its officers, directors, or executive employees;

(xiii) 	purchased any capital asset for an amount in excess
of $25,000, or except for Tangible Property acquired in the ordinary course of business in a manner consistent with past practice, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person;

(xiv) 	entered into any lease (as lessor or lessee), except
for immaterial equipment leases in the ordinary course of business consistent with past practice; sold, abandoned or made any other disposition of any of its assets or properties necessary in the conduct of its business; granted or suffered any Lien on any of its assets or properties, except in the ordinary course of its business; entered into or amended any contract or other agreement to which it is a party or by or to which it or its assets, properties or businesses are bound or subject, except in the ordinary course of business in a manner consistent with past practice, or pursuant to which it agrees to indemnify any Person or to refrain from competing with any Person;

(xv) 	entered into any other material transaction other
than transactions in the ordinary course of business including, without limitation, entering into any agreement with Retail Products Marketing Services or any of its principals, including John A. Grieco; or

(xvi) 	agreed to do any of the foregoing.

Section 3.24. 		  No Broker.  No broker, finder, agent or similar
intermediary has acted for or on behalf of the Company or any of the Sellers in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any contract or other agreement with the Company or any of the Sellers or any action taken by the Company or any of the Sellers; provided, however, that the Sellers have utilized the services of TM Capital Corp. and will be solely responsible for the fees and expenses of such firm.

Section 3.25. 		  Banking Relations.  All of the arrangements which the
Company has with any banking institution are described in Schedule 3.25, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the Person or Persons authorized in respect thereof.

Section 3.26. 		  Transactions with Interested Persons.  Except as set forth in Schedule 3.26, none of the Company, any Seller, or any officer or director of the Company owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Company or any organization which has a material contract or arrangement with the
Company.

Section 3.27. 		  List of Certain Employees.

(a) Schedule 3.27 contains a true and complete list of all current directors and officers of the Company and a list of all managers, employees and consultants of the Company who, individually, have received or are scheduled to receive from the Company for the fiscal year of the Company ending December 31, 1994, an annual salary of $50,000 or more (excluding bonuses and other compensation). In each case
Schedule 3.27 includes the current job title and aggregate annual salary of each such individual.

Section 3.28. 		  Customers and Distributors.  Schedule 3.28 contains a
true and complete list of any customer, representative or distributor
(whether pursuant to a commission, royalty or other arrangement) who accounted for more than 2% of the sales of the Company for the twelve months ended December 31, 1993 or the six months ended as of the Balance Sheet Date (collectively, the "Customers and Distributors"). The relationships of the Company with the Customers and the Distributors are good commercial working relationships. Except as set forth in
Schedule 3.28, no Customer or Distributor has cancelled or otherwise terminated its relationship with the Company, or has during the last twelve months decreased materially its services, supplies or materials to the Company or its usage or purchase of the services or products of the Company. No Customer or Distributor has, to the best of the Principal
Sellers' Knowledge, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company or its usage, purchase or distribution of the services or products of the Company.

Section 3.29. 		  No Government Contracts.  The Company is not a party
to any contract or subcontract with any agency of the United States Government. The Company has not been suspended or debarred from bidding on, or receiving contracts or subcontracts from, any agency of the United States Government.

Section 3.30. 		  Backlog.  As of July 22, 1994, the Company has a
backlog of firm orders for the sale or lease of products or services, for which revenues have not been recognized by the Company, as set forth in
Schedule 3.30.

Section 3.31. 		  Warranty and Related Matters.  There are no existing or,
to the best of the Principal Sellers' Knowledge, threatened product liability, warranty or other similar claims against the Company for products or services that are defective or fail to meet any product or service warranties except as disclosed in Schedule 3.31 hereto. There are no statements, citations, correspondence or decisions by any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental
Bodies") stating that any product manufactured, marketed or distributed at any time by the Company (the "Company Products") is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Body. Except as set forth on Schedule 3.31, there have been no recalls ordered by any such Governmental Body with respect to any Company Product. To the best of the Principal Sellers'
Knowledge, there exists (a) no fact relating to any Company Product that may impose upon the Company a duty to recall any Company Product or a duty to warn customers of a defect in any Company Product, (b) no latent or overt design, manufacturing or other defect in any Company
Product, or (c) no material liability for warranty or other claims or returns with respect to any Company Product except in the ordinary course of business consistent with the past experience of the Company for such kind of claims and liabilities. No claim has been asserted against the Company for renegotiation of any business, including, without limitation, a price redetermination in any material amount, and, to the best of the Principal
Sellers' Knowledge, there are no facts upon which any such claim could be based.

Section 3.32. 		  Disclosure.  To the best of the Principal Sellers'
Knowledge, the representations and warranties contained in this Agreement do not contain any untrue statement with respect to the business heretofore conducted by the Company, and do not omit to state a fact with respect to the business heretofore conducted by the Company required to be stated therein or necessary in order to make such representations and warranties not misleading in light of the circumstances under which they were made, which misstatement or omission could reasonably foreseeably result in a Material Adverse Effect (other than any Material Adverse Effect resulting from conditions prevailing in the economy or the U.S. plumbing products industry generally). There are no facts known to the Principal Sellers which, insofar as can reasonably be foreseen, may in the future have a Material Adverse Effect (other than any Material Adverse Effect resulting from conditions prevailing in the economy or the U.S. plumbing products industry generally) which have not been specifically disclosed herein or in a Schedule furnished herewith.


                           Article IV

              	INDIVIDUAL REPRESENTATIONS AND WARRANTIES
                      	OF EACH OF THE SELLERS

		Each of the Sellers severally as to himself, herself or itself represents and warrants to the Buyer as follows:

Section 4.1. 		  Title to Shares.  Such Seller is the direct record and
beneficial owner of the Shares set forth opposite such Seller's name on
Exhibit 1.1 hereto, free and clear of any Lien, and, upon delivery of and payment for such Shares as herein provided, the Buyer will acquire good and valid title thereto, free and clear of any Lien and without any restrictive legend except with respect to applicable securities laws.

Section 4.2. 		  Authority Relative to this Agreement.  Such Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and each other agreement or instrument entered into or to be entered into in connection herewith to which such Seller is a party, and to perform fully such Seller's obligations hereunder and thereunder.  The execution and delivery of this Agreement and each such other instrument and the consummation of the transactions contemplated hereby have been duly authorized by the trustees of Ilene's
Trust, Staci's Trust and Joshua's Trust (collectively, the "Trustees") and no other proceedings on the part of the Trustees are necessary to authorize the execution, delivery and performance of this Agreement and each such other instrument and the consummation of the transactions contemplated hereby and thereby.  This Agreement and each such other instrument have been duly executed and delivered by such Seller and this Agreement constitutes the valid and binding obligation of each such Seller enforceable against such Seller in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies.

Section 4.3. 		  Absence of Conflicts.  The execution, delivery and
performance by such Seller of this Agreement and each such other agreement, document and instrument: (i) does not and will not violate any provision of such Seller's declaration of trust, if applicable; (ii) does not and will not violate any statutes, laws, rules and regulations which are applicable to such Seller or any of its respective assets, properties or businesses, including such Seller's Shares, or violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to such Seller or any of its respective assets, properties or businesses, including such Seller's Shares; and (iii) except as set forth on Schedule 4.3, does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, Lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Seller is a party or by which the property of such Seller is bound or affected, or result in the creation or imposition of any Lien on any of the assets of such Seller, including such Seller's Shares.


                               Article V

                	REPRESENTATIONS AND WARRANTIES OF THE BUYER

		The Buyer represents and warrants to the Sellers as follows:

Section 5.1. 		  Organization.  The Buyer is a corporation duly organized,
validly existing and in good standing under the laws of the State of
Delaware, and has the requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted.

Section 5.2. 		  Authority Relative to this Agreement.  The Buyer has full
corporate power and authority to enter into this Agreement and any agreement, document and instrument executed and delivered or to be executed and delivered by it pursuant to or as contemplated by this
Agreement and to comply with its obligations hereunder and thereunder.
The execution, delivery and performance by the Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Buyer and its stockholders and no other action on the part of the Buyer or its stockholders is required in connection therewith.  This Agreement and each agreement, document and instrument executed and delivered or to be executed and delivered by the Buyer pursuant to or as contemplated by this Agreement constitutes or will when executed and delivered constitute, a valid and binding obligation of the Buyer, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies.

Section 5.3. 		  Certificate of Incorporation and By-Laws.  Copies of the
certificate of incorporation and by-laws of the Buyer and all amendments to each have heretofore been delivered to the Sellers and such copies are true, complete and accurate.

Section 5.4. 		  Absence of Conflicts.  The execution, delivery and
performance by the Buyer of this Agreement and each such other agreement, document and instrument: (i) do not and will not violate any provision of the certificate of incorporation or by-laws of the Buyer;
(ii) do not and will not violate any statutes, laws, rules and regulations which are applicable to such Buyer or any of its assets, properties or businesses or violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to such Buyer or any of its assets, properties or businesses; and
(iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, Lien, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Buyer is a party or by which the property of the Buyer is bound or affected, or result in the creation or imposition of any Lien on any of the assets of the Buyer.

Section 5.5. 		  No Broker.  No broker, finder, agent or similar
intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any contract or other agreement with the Buyer or any action taken by the Buyer.

Section 5.6. 		  Absence of Litigation.  There is no litigation or
proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority pending, or, to the best of Buyer's Knowledge, threatened, against Buyer or the transactions contemplated hereby or whereby timely performance by Buyer according to the terms of this Agreement may be prohibited, prevented or delayed.

Section 5.7. 		  Purchase for Investment.  The Buyer acknowledges that
the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under applicable state securities laws and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exception from such registration available under the Securities Act and applicable state securities laws. The Buyer is purchasing the Shares solely for investment with no present intention to distribute any of the Shares to any Person.

Section 5.8. 		  Governmental Approvals.  Other than in connection, or in
compliance, with the provisions of the HSR Act or as set forth in
Schedule 5.8, no notice to, filing or registration with, or Permits of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority are necessary for the consummation of the transactions contemplated hereby.


                             Article VI

                     	COVENANTS AND AGREEMENTS

Section 6.1. 		  Insurance.  From and after the Closing Date until the date
18 months thereafter and provided that such policies are commercially available, the Buyer shall or shall cause the Company to maintain in full force and effect liability insurance providing the Company with substantially similar coverage as the liability policies specified on
Schedule 3.22 including with respect to products manufactured or sold by the Company prior to the Closing.  In the event that any such policy is not commercially available, the Buyer shall promptly provide written notice to the Representatives.

Section 6.2. 		  Payment of Debt, etc.

(a) At the Closing, each Seller and any affiliate of each Seller including, but not limited to, HM, shall pay to the Company any amounts owed by such Person to the Company net of any amounts owed to them by the Company. The Sellers have delivered to the Buyer on the date hereof Schedule 6.2 setting forth all such amounts owed, which Schedule they represent to be accurate and complete. Any amounts paid hereunder shall be in immediately available funds.

(b) At the Closing, Harry, or his designee, may acquire the Company's interest in Guardian Life Insurance policies 2583480 and 2650931 ("Harry's Policies") free and clear of any Liens upon payment to the Company of the cash surrender value of Harry's Policies as of the Closing Date. Upon such payment, the Company shall take whatever action is necessary to assign all the rights in Harry's Policies to Harry, or his designee, and deliver physical possession of Harry's Policies to Harry or his designee.

(c) At the Closing, the Company shall pay $328,977.20 to Innovative Computer in satisfaction of the net intercompany payables due and owing between the Company and Innovative Computer.

(d) At the Closing, the Company shall pay all amounts, by reducing the purchase price as provided in section 1.2(b), previously paid by the Company with respect to the car provided by the Company to Rosewitha Lipman, and any financing arrangements with respect to such car shall be terminated or assigned to Harry or his designee, with all amounts due and payable in connection therewith being paid by Harry.

(e)   If any indebtedness of the Company described in
item 11 of Schedule 3.11 (the "Bank Indebtedness") shall become subject to default solely as a result of the transactions contemplated hereunder thereby resulting in acceleration thereof by the lenders, the Buyer shall cause such Bank Indebtedness to be paid. Any such default or acceleration shall not be deemed to constitute a breach of a representation, warranty, covenant or agreement by any Seller hereunder, it being the express intention of the parties hereto that obtaining the consent of either The Chase Manhattan Bank, N.A. or National Bank Westminster U.S.A.
to continue such Bank Indebtedness following the Closing shall not be a condition to any parties' obligations hereunder and that all responsibility and liability for a default including repayment of such Bank Indebtedness (including prepayment penalties, if any) in whole or in part shall be the obligations of the Company and not of the Sellers.

Section 6.3. 		  New York State Filings.  The Representatives and the
Buyer shall timely and promptly make all filings that are necessary to obtain from the New York State tax authorities a Form TP-582, Tentative Assessment setting forth the amount, if any, of the New York State Real Property Transfer Gains Tax liability due with respect to the sale of the Shares by the Sellers.

Section 6.4. 		  Further Assurances.  In addition to the actions, contracts and other agreements and documents and other papers specifically required to be taken or delivered pursuant to this Agreement, each of the parties hereto shall execute such contracts and other agreements and documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 6.5. 		  No Section 338 Election.  Buyer shall not make an
election pursuant to section 338 of the Code or corresponding provision of state or local law with respect to the acquisition of the Shares.

Section 6.6. 		  Arbitration.  Any dispute arising out of or relating to this
Agreement that cannot be settled by good faith negotiation between the parties shall be submitted by either party to ENDISPUTE (the
"Arbitrator") for final and binding arbitration in Boston, Massachusetts pursuant to ENDISPUTE'S Arbitration Rules.

Section 6.7. 		  Tax Refunds and Rebates.  In the event that the Company
receives any refunds or rebates of Taxes relating to periods prior to the Closing Date, the Company shall promptly remit such refunds and rebates to the Representatives.

Section 6.8. 		  Payment of Employee Bonuses.  At the Closing, the
Company shall make a total payment of $312,500 to certain key employees of the Company in accordance with the written instructions provided to the Buyer by the Representatives. Such payment shall be treated as additional compensation by the Company and the recipient employees for Tax purposes. At the Closing, the Buyer shall provide to the Representatives satisfactory evidence of such payments. The
Company shall deduct such payments in the tax period that begins on the day after the Closing.

Section 6.9. 		  Subsequent Tax Filings.

(a) In anticipation that, upon the acquisition of the Shares by the Buyer, the Company will be included in the consolidated federal income tax return filed by the Buyer affiliated group, Sellers shall, for Federal income tax purposes, prepare and file a Federal income tax return for the Company for the portion of the taxable year ending on the Closing Date (hereinafter, the "Short Period Return"), together with any tax due. Such return shall be prepared in a manner consistent with prior practice and in accordance with applicable law. Buyer shall have the right to review such tax return. Buyer shall be responsible for preparing and filing all of the Company's federal tax returns, with respect to the period commencing on the date after the Closing.

(b) Buyer shall, at its own expense, prepare all state and local income Tax Returns for the taxable years which end after the Closing Date, in accordance with applicable law. To the extent that such income tax returns include and reflect a period prior to the day after the Closing Date, the Principal Sellers shall be liable for any state and local income Taxes to the extent of the "properly accrued" amount of such liability with respect to the period ending on or before the Closing Date, less any estimated Tax payments that were made prior to the Closing Date and any amounts for state and local income Taxes that were properly accrued or reflected on the Balance Sheet. The term "properly accrued" for purposes of this section 6.9(b) means the amount of state or local income Tax that is deemed to have accrued as of the Closing Date, and shall be calculated by utilizing the income and deductions reflected on the Short Period Return referred to in section 6.9(a), and modified only to the extent required by state or local tax laws. The Principal Sellers shall have the right to review such state and local Tax Returns.

Section 6.10. 		  Establishment of Pension Plan.

(a) 	As soon as practicable after the Closing Date, the
Principal Sellers agree to cause Innovative Computer to establish an employee pension plan (a "New Plan") for the benefit of those active and former employees of Innovative Computer (the "Innovative Participants") who on the Closing Date are entitled to benefits under the Jameco
Industries, Inc. Pension Plan (the "Pension Plan"). The New Plan shall be substantially the same in all material respects as the Pension Plan as in effect on the Closing Date, except to the extent that any changes are required by the Internal Revenue Service in order to maintain the qualification of such plan under Section 401(a) of the Code. The New
Plan shall grant credit to the Innovative Participants for all service and compensation prior to the Closing Date to the extent credited under the Pension Plan as of the Closing Date for purposes of determining eligibility, vesting and benefit accrual. In consideration of the transfer of assets described in (b) below, the New Plan shall assume and discharge all liabilities and obligations of the Pension Plan for benefits in respect of the Innovative Participants. The costs and expenses with respect to the establishment of the New Plan shall be the sole responsibility of Innovative Computer.

(b) 	As soon as practicable after the Closing Date and
after the expiration of 30 days following the filing of Internal Revenue Service Form 5310-A, Buyer shall cause to be transferred form the trustee or other funding medium of the Pension Plan to the trustee or other funding medium of the New Plan a proportionate amount of each Pension
Plan asset, to the extent practicable, which in the aggregate shall be equal in value on the date of transfer to the value of the Pension Plan assets that has been determined by Sedgewick Noble Lowndes to be assets of the Pension Plan allocable to the Innovative Participants consistent with the manner in which such allocation has been made and reflected in the Pension Plan's actuarial reports in prior years and which shall be reviewed by and subject to the consent of The Wyatt Company, which consent shall not be unreasonably withheld or delayed. The Principal
Sellers shall cause Innovative Computer to cooperate with Buyer in the gathering of the necessary data to be used by The Wyatt Company for this purpose. The amount so transferred, and the liabilities assumed by the New Plan, shall be reduced by any distribution or other benefit payments that are made under the Pension Plan with reference to any Innovative Participant who retires, dies or otherwise terminates his service with Sellers after the Closing Date and before the transfer of assets described in this section 6.10. Buyer shall cause the benefit payments referred to in the preceding sentence to be made from the Pension Plan until the transfer of assets described in this section 6.10 shall occur.

(c) 	The Buyer and the Principal Sellers shall take or
cause to be taken all such action as may be necessary to effectuate the transfer to the New Plan of Pension Plan assets as described in (b) above, and to the extent required by applicable law, the Buyer and the Principal Sellers shall file Internal Revenue Service Form 5310-A including the appropriate actuarial certification provided by Sedgewick Noble Lowndes in respect of such transfer and take any other actions as may be required pursuant to section 414(l) of the Code.


                             Article VII

                       	CONDITIONS PRECEDENT TO
                 	THE OBLIGATION OF THE BUYER TO CLOSE

		The obligation of the Buyer to enter into and complete the Closing is subject, at its option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it in its sole discretion:

Section 7.1. 		  Representations and Covenants.  The representations and
warranties of the Sellers contained in this Agreement shall be true, complete and accurate on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Sellers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Sellers on or prior to the Closing Date. The Sellers shall have delivered to the Buyer a certificate, dated the Closing Date and signed by the Representative, to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder have been satisfied or waived.

Section 7.2. 		  Good Standing Certificates.  The Sellers shall have
delivered to the Buyer: (i) copies of the certificate of incorporation, including all amendments thereto, of the Company, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation of the Company and (ii) certificates from the Secretary of State or other appropriate official of the jurisdiction of incorporation to the effect that the Company is in good standing and subsisting in such jurisdiction.

Section 7.3. 		  Permits and Approvals.  Any and all Permits and other
consents set forth on Schedule 7.3 shall have been obtained.

Section 7.4. 		  Legislation.  No legislation shall have been proposed or
enacted, and no statute, law, ordinance, code, rule or regulation shall have been adopted, revised or interpreted, by any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority, which would require, upon or as a condition to the acquisition of the Shares by the Buyer, the divestiture or cessation of the conduct of any business presently conducted by the Company and no such divestiture or cessation shall have been required in order to satisfy the condition to closing set forth in section 7.10.

Section 7.5. 		  Legal Proceedings.  No suit, action, claim, proceeding or
investigation shall have been instituted by or before any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority seeking to restrain, prohibit or invalidate the sale of the Shares to the Buyer hereunder or the consummation of the transactions contemplated hereby or to seek damages in connection with such transactions or which might affect the right of the Buyer to own, operate or control, after the Closing, the assets, properties and businesses of the Company.

Section 7.6. 		  Stock Certificates.  The Sellers shall have tendered to the
Buyer the stock certificate or certificates representing all of the Shares in accordance with section 1.1 hereof, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer and with appropriate transfer stamps, if any, affixed.

Section 7.7. 		  Opinion of Counsel to the Sellers and the Company.  The
Buyer shall have received the favorable opinion of Salamon, Gruber, Newman, Blaymore & Rothschild, P.C., counsel to the Company and the
Sellers, dated the Closing Date, addressed to the Buyer, in the form of
Exhibit 7.7 hereto.

Section 7.8. 		  Resignation of Directors and Officers.  The Buyer shall
have received the resignation, dated the Closing Date, of those officers and members of the Board of Directors of the Company and JESC as shall be designated by the Buyer.

Section 7.9. 		  Employment Agreements.  Each of Harry, Michael and
Sidney shall have executed and delivered to the Company employment agreements in the form of Exhibits 7.9(a), 7.9(b) and 7.9(c) hereto, respectively.

Section 7.10. 		  Hart-Scott-Rodino.  The waiting period specified in the
HSR Act, including any extensions thereof, shall have expired or otherwise terminated, and neither the Buyer nor the Sellers shall be subject to any injunction or temporary restraining order against consummation of the transactions contemplated hereby.

Section 7.11. 		  Real Property Contract.  The transactions contemplated
by the Real Property Contract shall have been consummated.

Section 7.12. 		  Escrow Agreement.  The Escrow Agreement shall have
been executed and delivered by the Representatives, the Buyer and the Escrow Agent.


                            Article VIII

                      	CONDITIONS PRECEDENT TO
               	THE OBLIGATION OF THE SELLERS TO CLOSE

		The obligation of the Sellers to enter into and complete the Closing is subject, at the option of the Representatives, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Representatives in their sole discretion:

Section 8.1. 		  Representations and Covenants.  The representations and
warranties of the Buyer contained in this Agreement shall be true, complete and accurate on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Buyer shall have delivered to the Representatives a certificate, dated the Closing Date and signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the Sellers' obligations hereunder have been satisfied or waived.

Section 8.2. 		  Governmental Permits and Approvals.  Any and all
Permits and other consents set forth on Schedule 8.2 shall have been obtained.

Section 8.3. 		  Legal Proceedings.  No suit, action, claim, proceeding or
investigation shall have been instituted before any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority seeking to restrain, prohibit or invalidate the sale of the Shares to the Buyer hereunder or the consummation of the transactions contemplated hereby or to seek damages in connection with such transactions.

Section 8.4. 		  Closing Payment.  At the Closing, the Buyer shall have
paid the Closing Payment to the Representatives as provided in section
1.2(c).

Section 8.5. 		  Employment Agreements.  The Company shall have
executed and delivered to each of Harry, Michael and Sidney employment agreements in the form of Exhibits 7.9(a), 7.9(b) and 7.9(c) hereto, respectively.

Section 8.6. 		  Opinion of Counsel to the Buyer.  The Seller shall have
received the favorable opinion of Goodwin, Procter & Hoar, counsel to the Buyer, dated the Closing Date, addressed to the Representatives, in the form of Exhibit 8.6 hereto.

Section 8.7. 		  Hart-Scott-Rodino.  The waiting period specified in the
HSR Act, including any extensions thereof, shall have expired or otherwise terminated, and neither the Buyer nor the Sellers shall be subject to any injunction or temporary restraining order against consummation of the transactions contemplated hereby.

Section 8.8. 		  Real Property Contract.  The transactions contemplated
by the Real Property Contract shall have been consummated.

Section 8.9. 		  Escrow Agreement.  The Escrow Agreement shall have
been executed and delivered by the Representatives, the Buyer and the Escrow Agent and the Buyer shall have made the Escrow Payment in accordance with section 1.2(d).

Section 8.10. 		  Good Standing Certificate.  The Buyer shall have
delivered to the Representatives: (i) copies of the certificate of incorporation, including all amendments thereto, of the Buyer, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation, and (ii) certificates from the Secretary of State or other appropriate official of such jurisdiction of incorporation to the effect that the Buyer is in good standing and subsisting in such jurisdiction.

Section 8.11. 		  Harry's Policies.  At the Closing, the Company shall have
assigned, if so elected by Harry, all its right, title and interest in and to
Harry's Policies free and clear of all Liens to Harry or his designee, provided, however, that the Company shall be paid the cash surrender value thereof as of the Closing Date.

Section 8.12. 		  Guaranty Agreement.  The Guaranty Agreement shall
have been executed and delivered by the Guarantor to the Sellers.


                            Article IX

                         	INDEMNIFICATION

Section 9.1. 		  Survival.  The representations and warranties in Articles
III and IV as of the date hereof (in each case as qualified in the Schedules)
are the only representations and warranties made by the Sellers to the
Buyer with respect to the sale of the Shares.  The representations and warranties in Article V as of the date hereof (in each case as qualified in the Schedules) are the only representations and warranties made by the
Buyer to the Sellers with respect to the purchase of the Shares.  All representations, warranties, agreements, covenants and obligations herein shall survive the Closing until their respective expiration pursuant to sections 9.3(c), 9.5(b), 9.6(c), 9.2(f) or 9.2(g) and shall not merge into the performance of any obligation by any party hereto regardless of any investigation except as provided in the last sentence of this section 9.1.
Anything contained herein to the contrary notwithstanding, no party hereto may rely on any representation or warranty made by another party herein or in any Schedule if such party had actual knowledge that such representation or warranty was not true, complete and accurate in all material respects on and as of the date hereof and no Buyer Indemnified
Party or Seller Indemnified Party shall have any right to indemnification pursuant to this Article or otherwise with respect to any such representation or warranty; provided, however, that nothing in this section 9.1 shall limit or in any way affect the rights of Buyer Indemnified
Parties to indemnification or reimbursement for Tax, pension or
Environmental Claims as provided in sections 9.2(c), 9.2(f), 9.2(g) and
9.6, which shall be available in accordance with the terms hereof regardless of any knowledge or investigation of any party hereto.

Section 9.2. 		  Indemnification by the Principal Sellers.  The Principal
Sellers severally in accordance with the percentages set forth on Schedule
9.2 hereto on behalf of themselves and their respective successors, executors, administrators, estates, heirs, assigns and trusts funded with the proceeds of the Shares shall, subject to sections 9.3 and 9.6, indemnify and hold harmless subsequent to the Closing the Guarantor, the Buyer and each of their direct or indirect Subsidiaries (including the Company after the Closing) and their successors, assigns, officers, directors, employees and agents (a "Buyer Indemnified Party") from and against any and all losses, liabilities, claims, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including without limitation the reasonable fees, disbursements, and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) other than consequential damages (except as specifically provided for to the contrary in section 9.6), which may be sustained or suffered by any such Buyer
Indemnified Party (a "Loss" or "Losses"), based upon, arising out of, by reason of or otherwise in respect of:

(a) any breach of any representation or warranty made by the Principal Sellers in Article III or by any Seller in Article IV of this Agreement;

(b) any breach of any covenant or agreement made by any Seller in this Agreement;

(c)   Losses with respect to Taxes of the Company
(including any predecessor or affiliate thereof) which relate to periods prior to the Closing Date, including, but not limited to, the failure of the Company (i) to pay or adequately accrue for all Taxes for its fiscal year ended December 31, 1993 and for the fiscal year which will end on the Closing Date and (ii) to make all payments of estimated Taxes for its fiscal year ended December 31, 1993 and for the fiscal year which will end on the Closing Date which are required to be made before the Closing Date to avoid any estimated Tax penalties or interest charges;

(d) liabilities (including, without limitation, (i) any and all claims for injury (including death), claims for damage, or product liability claims resulting from products sold or services provided by the Company prior to the Closing Date, (ii) other personal injury or property damage claims relating to events occurring prior to the Closing Date, (iii) amounts due in connection with any Employee Program maintained or contributed to by the Company prior to the Closing Date and (iv) Losses relating to the failure of the Company to comply with applicable laws or regulations) relating to activities of the Company or the conduct of its businesses prior to the Closing Date except for liabilities (I) stated or adequately reserved against on the Financials or reflected in the footnotes thereto, (II) reflected in the Schedules to this Agreement or (III) incurred in the ordinary course of the business of the Company subsequent to the Balance Sheet Date and on a basis consistent with the terms of this Agreement;

(e) any fees or expenses (including legal fees and accounting fees) relating primarily to this Agreement or any transactions contemplated hereby incurred by the Company prior to the Closing, provided that the Company may accrue non-transactional legal and accounting expenses of the Company from the Balance Sheet Date through the date hereof, provided that in the event of any payment or accrual of any transactional fees and expenses, the Representatives shall make prompt reimbursement thereof, which reimbursement shall not be made from the Escrow Fund. The Buyer shall have the right to audit the legal fees and accounting expenses of the Company to verify that they are non-transaction related.

(f)   any Losses or Taxes incurred on or prior to September
30, 1997 in connection with or arising out of or resulting from or incident to (i) claims with respect to benefits under the Pension Plan (other than claims for benefits in the ordinary course pursuant to the Pension Plan) which relate to acts or omissions occurring prior to the Closing Date,
(ii) the submission by the Company of the Pension Plan to the Internal Revenue Service requesting that the Internal Revenue Service issue a favorable determination letter to the effect that the Pension Plan is a qualified plan under Section 401(a) of the Code, (iii) any other determination by the Internal Revenue Service that the Pension Plan was not or, but for the payment of any such amounts, would not be deemed to be a qualified plan under Section 401(a) of the Code as a result of the terms or operation of the Pension Plan as of or prior to the Closing Date,
(iv) any other operational or compliance requirement with respect to the Pension Plan prior to the Closing Date, and (v) a breach of section 6.10 hereof; provided, however, that the indemnification provided for under
(ii) and (iii) hereof with respect to any settlement agreed to with the Internal Revenue Service shall be contingent on the Buyer Indemnified Parties receiving the consent of the Representatives to such settlement prior to its payment, which consent shall not be unreasonably withheld or delayed; and

(g) any Losses or Taxes relating to any withdrawal liability actually incurred by the Company on or prior to July 28, 1999 under Title IV of ERISA with respect to the Local 888 Pension Fund identified on Schedule 3.20; provided, however, that no Losses shall be payable under this section 9.2(g) in excess of the amount of such withdrawal liability if the Company had withdrawn from the plan on the Closing Date as provided in writing to the Representatives and the Company by the actuary for the plan as decreased 20% of the original amount thereof on each anniversary of the Closing Date.

		The Company shall control and conduct any proceeding which may give rise to any indemnification pursuant to Section 9.2(f) or 9.2(g), provided that the Company shall consult with the Representatives in connection therewith and shall use reasonable efforts in good faith to present any reasonable positions of the Representatives in connection with any such proceedings.

		The rights of Buyer Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (b) through (g) of this section 9.2 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause (a) of this section 9.2.

Section 9.3. 		  Limitations on Indemnification by the Principal Sellers.
The rights of Buyer Indemnified Parties entitled to indemnification under this Article IX shall be limited as follows:

(a) General Threshold. Subject to the exceptions set forth in sections 9.3(d) and 9.6, the Principal Sellers shall not be obligated to indemnify Buyer Indemnified Parties except to the extent the cumulative amount of Losses exceeds Two Hundred Fifty Thousand Dollars
($250,000), whereupon the amount of all such Losses in excess of One Hundred Twenty Five Thousand Dollars ($125,000) shall be recoverable in accordance with the terms hereof.

(b) General Maximum Indemnification. Subject to the exceptions set forth in section 9.3(d), the Principal Sellers shall not be obligated to indemnify Buyer Indemnified Parties after the cumulative amount of any Loss (including any Loss with respect to Environmental Claims pursuant to section 9.6, but subject to section 9.3(d)(ii)) paid by Seller Indemnified Parties to or on behalf of any Buyer Indemnified Parties under this Agreement exceeds Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000).

(c)   Time Limits for Claims.  Except as provided in
section 9.6(c) relating to Environmental Claims and sections 9.2(f) and 9.2(g) relating to certain pension matters, no claim for indemnification may be made by any Buyer Indemnified Party with respect to Losses unless the written notice required by section 9.8 hereof in respect of such Losses shall have been received by the Representatives on a date prior to the date 18 months following the Closing Date; provided, however, that the limitation of this paragraph (c) shall not apply to Losses described in section 9.3(d), indemnification with respect to which shall expire upon the termination of the applicable statute of limitations relating to the subject matter covered by such section; and provided further, however, that anything contained herein to the contrary notwithstanding, if prior to the applicable date of expiration a specific state of facts shall have become known which is reasonably likely to constitute or give rise to any Loss as to which indemnity is reasonably likely to be payable and a Buyer Indemnified Party shall have timely given written notice of such facts to the Representatives, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid.

(d)   Dollar-for-Dollar Claims.

(i) Notwithstanding anything contained herein to the contrary, Buyer Indemnified Parties shall not be subject to any limitation, whether pursuant to this section 9.3 hereof or otherwise, and shall be entitled to dollar-for-dollar recovery, in seeking indemnification from the Principal Sellers with respect to the following:

(1) 	Losses arising from common law fraud or willful breach (but not as a result of negligence, inadvertency or recklessness) on the part of any Seller;

(2) 	Losses involving a breach by any Seller of any of the representations, warranties and covenants contained in sections 3.3, 3.23(iv), 3.24 and 4.1.;

(3) 	Losses referred to in sections 9.2(c) or 9.2(e); and

(4) 	Losses for fines or penalties referred to in the last paragraph of
     Section 9.6(b).

(ii) Indemnification pursuant to this section 9.3(d) shall not be counted against the maximum amount set forth in section 9.3(b), except that the first $1,500,000 of Losses referred to in section 9.2(c) shall be so counted.

(iii)Indemnification pursuant to sections 9.2(f) and 9.2(g) shall not be subject to section 9.3(a) but shall be subject to section 9.3(b).

Section 9.4. 		  Indemnification by Buyer.  The Buyer on behalf of itself
and its successors and assigns shall, subject to sections 9.5 and 9.6, indemnify and hold harmless subsequent to the Closing each Seller and each of their executors, administrators, estates, heirs, successors and assigns, HM and each of its partners, officers and agents (a "Seller
Indemnified Party") from and against any and all losses, liabilities, claims, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including without limitation the reasonable fees, disbursements, and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing), other than consequential damages, which may be sustained or suffered by any such Seller Indemnified Party (a "Seller Loss" or "Seller Losses"), based upon, arising out of, by reason of or otherwise in respect of:

(a) any breach of any representation or warranty made by the Buyer in Article V of this Agreement; and

(b) any breach or any covenant or agreement made by the Buyer in this Agreement.

		The rights of Seller Indemnified Parties to recover indemnification in respect of any occurrence referred to in clause (b) of this section 9.4 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause (a) of this section 9.4.

Section 9.5. 		  Limitation on Indemnification by Buyer.  The Rights of
Seller Indemnified Parties entitled to indemnification under this Article IX shall be limited as follows:

(a) General Threshold. Subject to the exceptions set forth in section 9.5(c), the Buyer shall not be obligated to indemnify Seller Indemnified Parties except to the extent the cumulative amount of Seller Losses exceeds Two Hundred Fifty Thousand Dollars ($250,000), whereupon the amount of such Seller Losses in excess of One Hundred Twenty Five Thousand Dollars ($125,000) shall be recoverable in accordance with the terms hereof.

(b)   Time Limits for Claims.  Except as provided in section
9.6(c) as to Environmental Claims, no claim for indemnification may be made by any Seller Indemnified Party with respect to Seller Losses unless the written notice required by section 9.8 hereof in respect of such Seller Losses shall have been received by the Buyer on a date prior to the date
18 months following the Closing Date; provided, however, that the limitation of this paragraph (b) shall not apply to Seller Losses described in section 9.5(c), indemnification with respect to which shall expire upon the termination of the applicable statute of limitations relating to the subject matter covered by such section; and provided further, however, that, anything contained herein to the contrary notwithstanding, if prior to the applicable date of expiration a specific state of facts shall have become known which is reasonably likely to constitute or give rise to any Seller Loss as to which indemnity is reasonably likely to be payable and a Seller Indemnified Party shall have timely given written notice of such facts to the Buyer, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid.

(c) Dollar-for-Dollar Claims. Notwithstanding anything herein to the contrary, Seller Indemnified Parties shall not be subject to any limitation, whether pursuant to this section 9.5 or otherwise, and shall be entitled to dollar-for-dollar recovery, in seeking indemnification from the Buyer with respect to the following:

(i) Seller Losses arising from common law fraud or willful breach (but not as a result of negligence, inadvertency or recklessness) on the part of the Buyer; and

(ii) Seller Losses involving a breach by the Buyer of any of its agreements and covenants contained in section 6.1.

Section 9.6. 		  Responsibility for Environmental Claims.

(a) Environmental Claims; Limitations. Anything contained herein to the contrary notwithstanding, it is the express intention of the parties that the allocation of costs and expenses among the parties with respect to Environmental Claims shall be governed exclusively by the express provisions of this section 9.6. Without limiting the foregoing sentence, no representation, warranty, covenant or agreement in this Agreement other than the provisions of this section 9.6 shall be the basis for any Seller liability to any Buyer Indemnified Party or for any Buyer liability to any Seller Indemnified Party in respect of any Environmental Claim.

		For the purposes of this section 9.6 only, the term "Loss" or "Losses" shall include Losses and Seller Losses sustained or suffered by any Buyer Indemnified Party or any Seller Indemnified Party. For the purposes of this Agreement, an "Environmental Claim" shall mean any claim for a Loss, including, for purposes of this section 9.6 only any consequential damages, incurred, resulting or arising directly or indirectly from the use, storage, discharge, presence or transportation, in each case prior to the Closing Date, of any Hazardous Materials on, in, upon or from any Property, including, without limitation, any such Loss resulting from the transportation or shipping of Hazardous Materials from any Property, or the migration from any Property at any time of any Hazardous Materials deposited upon or released from any Property prior to the Closing Date, or the violation prior to the Closing Date of any Environmental Law (as in effect on or prior to the Closing Date).

		Further, the term Loss from an Environmental Claim shall be deemed to include (in addition to those items referred to as a Loss in section 9.2 hereof or as a Seller Loss in section 9.4 hereof), but shall not be limited to, remediation, fines and penalties, and any Buyer Indemnified Party or Seller Indemnified Party may seek to recover costs associated therewith under the provisions of this section 9.6. Notwithstanding the foregoing provisions, any Losses paid or accruable prior to the Closing
Date (other than Losses referred to in the final paragraph of this section 9.6(a)) by the Company or the Sellers for any Environmental Claims shall not be subject to reimbursement to the Seller Indemnified Parties pursuant to this section 9.6. Losses for Environmental Claims shall not include any costs and expenses relating to:

(i) the operation from and after the Closing Date of the waste water treatment discharge system presently existing on the Premises, including the various pipes, tanks and leaching pools used to dispose of the Company's waste water, or improvements thereto not required under Environmental Laws (as in effect as of the Closing Date), provided, however, that if, as of the Closing Date, the waste water treatment discharge system and the effluent therefrom are not in compliance with applicable laws, including Environmental Laws, or, independent of such compliance, the operation or the structural integrity of this system in the ordinary course is causing the release of any contamination onto, upon or from the Premises, the parties hereby agree that any costs or expenses sustained or incurred to achieve such compliance or address any such release shall be shared on the basis of section 9.6(b); or

(ii) the fulfillment from and after the Closing Date of the Company's obligations and responsibilities under the Maintenance Plan only with respect to the monitoring and testing of ground water at those monitoring wells as presently in existence on the Premises and the supplying of testing results from such monitoring wells to the NYSDEC, provided, however, that the foregoing exclusions in this paragraph are not intended to exclude (from the definition of an Environmental Claim) a Loss, including, but not limited to, remediation, fines or penalties, incurred, resulting, or arising from a condition, event or omission occurring prior to the Closing Date pursuant to the Maintenance Plan or otherwise.

With respect to the exclusions set forth in subsections (i) and (ii) above, where the cause of any such Loss cannot be reasonably directly attributed to the post-Closing Date operation or fulfillment, respectively, then for purposes of this section 9.6, the parties shall assume that the event occurred prior to the Closing Date.

		If and to the extent that an Environmental Claim involves remediation, wherever reasonably practicable under the circumstances, the Buyer shall give the Representatives the reasonable opportunity to review and comment upon any agreement proposed to be entered into by any Buyer Indemnified Party in connection with any remediation; provided, however, that the foregoing shall not limit any Buyer Indemnified Party's right to take any action that it deems reasonable or the fact that any such amounts shall constitute Losses for the purposes of this section 9.6. For purposes of this section 9.6, the reasonableness of any Buyer Indemnified Party's actions shall be judged from the perspective of a reasonable owner of a business who intends to own and operate the business for the indefinite foreseeable future and not from the perspective of an indemnitor who may not be responsible for Losses incurred after 30 months from the Closing Date.

		Notwithstanding any of the foregoing provisions of this
section 9.6, the parties hereby agree to remediate those portions of the Premises described in an agreed upon preliminary plan of remediation and further agree to the terms of such plan as well as acknowledge that the costs of such remediation, together with any modifications or additions to the plan of remediation (which shall be reviewed with the Representatives as set forth in the immediately preceding paragraph) hereafter deemed reasonable by any Buyer Indemnified Party, are subject to indemnification under the terms of this section 9.6, including the limitations set forth in section 9.6(b) hereof.

(b) Subject to section 9.6(a) hereof, the Principal Sellers, on the one hand, and the Buyer and the Company, on the other hand, shall be responsible for Losses incurred by any Buyer Indemnified Party or Seller Indemnified Party based upon, arising out of or by reason of other otherwise in respect of any Environmental Claims in the following amounts: (i) the first $2,400,00 of such Losses shall be payable 50% jointly and severally by the Buyer and the Company and 50% by the Principal Sellers; (ii) the next $2,600,000 of such Losses shall be payable 62.5% jointly and severally by the Buyer and the Company and 37.5% by the Principal Sellers; (iii) the next Losses until the cumulative amount of any such Losses paid by the Principal Sellers (and not otherwise reimbursed by Buyer Indemnified Parties hereunder) under this Agreement equals $6,750,000 (as reduced by Losses previously paid by the Principal Sellers pursuant to this Article IX, subject to section 9.3(d) hereof) shall be payable 75% jointly and severally by the Buyer and the Company and 25% by the Principal Sellers; and (iv) the Principal Sellers shall have no indemnification or other reimbursement obligations under this section 9.6 for any additional Losses from Environmental Claims incurred by any Buyer Indemnified Party and any further Seller Losses from any Environmental Claims shall not be subject to reimbursement under the terms of this section 9.6 and each party shall bear its own
Losses in such cases.

		The Buyer or the Company, jointly and severally, on the one hand, and the Principal Sellers, on the other hand, as applicable, shall promptly reimburse each other for any Losses incurred by any Buyer
Indemnified Party or any Seller Indemnified Party resulting from any Environmental Claims to the extent necessary to give full effect to the provisions of section 9.6(b)(i), (ii) and (iii), as further contemplated by sections 9.8 and 9.11 hereof. Anything contained herein to the contrary notwithstanding, any amounts payable by the Principal Sellers with respect to any Losses related to Environmental Claims shall be expressly subject to the limits contained in section 9.3(b) but shall not be subject the limits contained in section 9.3(a) and shall be paid on a several basis as contemplated in section 9.2.

		The parties agree that the costs of any remediation after the Closing Date within the parameters of this Agreement, including, but not limited, to remediation mandated by the government or regulatory agency thereof, shall be addressed by the indemnification and reimbursement provisions of this section 9.6 and not by the dollar for dollar indemnification under section 9.3(d)(i)(4) hereof. Notwithstanding the foregoing, the parties further agree that the Principal Sellers shall pay any penalties or fines assessed by any government or regulatory agency thereof for non-compliance with, or the lack of timeliness of complying with, the reporting, disclosure or any other requirements of the Maintenance Plan or applicable laws or regulations, including
Environmental Laws, in connection with any activity, including, without limitation, investigation or remediation, conducted prior the Closing Date regarding the Property and such fines and penalties shall not be considered to be Losses under this section 9.6. To the extent that any such fines or penalties are assessed against any Buyer Indemnified Party, including the Company, the Buyer Indemnified Party shall be entitled to recover such costs dollar for dollar from the Principal Sellers pursuant to section 9.3(d)(i)(4) hereof and such Losses shall not be counted against the formula set forth in this section 9.6(b) and shall not be subject to the limits contained in section 9.3(a), 9.3(b) and 9.6(c) hereof.

(c) 	Time Limits for Claims.  No claim for
indemnification or reimbursement may be made by any Buyer Indemnified Party or Seller Indemnified Party with respect to Losses for Environmental Claims unless the written notice required by section 9.8 hereof in respect of such Losses shall have been received by the Representatives or the Buyer (as the case may be) on a date prior to the date 30 months following the Closing Date; provided, however, that notwithstanding anything contained herein to the contrary, if prior to the applicable date of expiration an Environmental Claim shall have been made or if a specific set of facts shall have become known which is reasonably likely to constitute or give rise to any Loss as to which indemnity or reimbursement is reasonably likely to be payable under this section 9.6 and a Buyer Indemnified Party or Seller Indemnified Party shall have given written notice of such Environmental Claims or facts to the Representatives or the Buyer (as the case may be), then the mutual right to indemnification or reimbursement with respect thereto shall remain in full force and effect until said matter shall have been finally determined and disposed of, and any indemnification or reimbursement due in respect thereof shall have been paid.

(d) 	Covenant not to Sue, etc.  The Buyer shall not and
shall use reasonable efforts to cause each Buyer Indemnified Party (including the Company) not to commence any action against any Seller Indemnified Party or interplead or implead any Seller Indemnified Party into any action with respect to any Environmental Claim. The Sellers shall not and shall use reasonable efforts to cause each Seller Indemnified Party not to commence any action against any Buyer Indemnified Party (including the Company) or interplead or implead any Buyer Indemnified Party (including the Company) into any action with respect to any Environmental Claim. Nothing herein shall limit any party's right to enforce its rights under this section 9.6 and any such action shall proceed separately from any proceeding relating to any Environmental Claim.

(e) 	Agreement Controls.  The allocation of Losses
among the parties with respect to Environmental Claims contained in section 9.6(b) hereof shall be governed exclusively by such provision notwithstanding any allocation of such costs and expenses among the parties that might be made pursuant to common law, any other Environmental Law or otherwise in the absence of the express agreement contained in this section 9.6(b).

(f) 	Environmental Claims above the Cost Sharing
Formula. Each party shall bear its own Losses resulting from any Environmental Claims incurred by any Buyer Indemnified Party or Seller Indemnified Party in excess of the amounts referred to in sections 9.6(b)(i), (ii) and (iii).

Section 9.7. 		  Escrow Fund.

(a)  In the event of any Loss, a Buyer
Indemnified Party shall be required to seek indemnification or reimbursement from the Escrow Fund prior to obtaining recovery from any Principal Seller directly, but shall have recourse to the Principal Sellers to the extent contemplated herein if and to the extent the Escrow Fund is insufficient fully to provide for such claims. The Representatives and Buyer shall agree to give prompt direction to the Escrow Agent directing the release of funds to satisfy indemnification or reimbursement obligations arising out of this Article IX.

(b) At such time as the federal and New York State Tax audits described in Schedule 9.7 are finally resolved at the administrative level, the Buyer and the Representatives shall provide prompt notice to the Escrow Agent in the form of Exhibit 1 to the Escrow Agreement directing the Escrow Agent to distribute to the Representatives the positive difference, if any, between up to $1,500,000 of the then existing balance of the Escrow Fund and the sum of (i) the Losses paid, if any, to resolve the specified Tax audits and (ii) the amounts necessary to cover any pending claims for indemnification made by any Buyer Indemnified
Party pursuant to this Article IX. At such time as the Buyer Indemnified Parties' right to indemnification or reimbursement for Environmental
Claims has expired pursuant to section 9.6(c), the Buyer and the Representatives shall provide prompt notice to the Escrow Agent in the form of Exhibit 1 to the Escrow Agreement directing the Escrow Agent to distribute to the Representatives the remaining balance, if any, of the Escrow Fund, less the amounts necessary to cover any pending claims of indemnification made by any Buyer Indemnified Party pursuant to this
Article IX, including any amounts sufficient to cover any pending Tax audit matters not yet resolved. The monies finally distributed to the Representatives hereunder shall include any interest or other amounts earned on the Escrow Fund.

Section 9.8. 		  Notice; Defense of Claims.  (a)  A Buyer Indemnified
Party or a Seller Indemnified Party is referred to herein as an "Indemnified Party." The party providing indemnification to an Indemnified Party is referred to herein as an "Indemnifying Party." An Indemnified Party shall give written notice to the Indemnifying Party (and the Escrow Agent, if indemnification is being claimed from the Escrow
Fund) promptly, and in any event not later than 60 Business Days after assertion of any written claim by any third party or the discovery of any facts upon which an Indemnified Party intends to base a claim for indemnification or reimbursement pursuant to this Article IX, specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice shall not limit the right of an Indemnified Party to recover indemnity or reimbursement except to the extent that the Indemnifying Party suffers any material damages as a result of such failure. The Indemnified Party shall also provide the Indemnifying Party with such further information concerning any such claims as the Indemnifying Party may reasonably request by written notice.

(b) Within 30 days after receiving notice of a claim for indemnification or reimbursement, the Indemnifying Party shall, by written notice to the Indemnified Party (and the Escrow Agent, if indemnification is being claimed from the Escrow Fund), either (1) concede or deny liability for the claim in whole or in part, or (2) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Indemnifying Party concedes liability in whole or in part, it shall, within 15 days of such concession, (i) pay the amount of the claim to the Indemnified Party to the extent of the liability conceded and/or (ii) if indemnification or reimbursement is being claimed from the Escrow Fund, provide joint notice with the Indemnified Party to the Escrow Agent that a payment should be made to the Indemnified Party from the Escrow Fund indicating the amount of such distribution. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Indemnifying Party denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Indemnifying Party or the Escrow Agent (as the case may be) shall make no distribution (except for the amount of any conceded liability payable as set forth above) until the matter is resolved in accordance with this Agreement.

(c) In the event an indemnification claim relates to any suit, action or proceeding brought by any third party against an Indemnified Party, the Indemnifying Party and the Indemnified Party shall have the right, at Indemnifying Party's expense, with counsel to the mutual satisfaction of such parties, to jointly control the defense of any such suit, action or proceeding. The Indemnifying Party shall have no liability for the Indemnified Parties' legal fees and expenses other than those with respect to the counsel retained to the mutual satisfaction of such parties. The Indemnifying Party and the Indemnified Party shall consult and cooperate in good faith with each other with respect to all significant aspects of any such defense. Such cooperation shall include but not be limited to keeping the other party informed of all material developments with regard to the defense and providing the other party with copies of all pleadings and other material correspondence with respect to any such defense. No settlement of any action for which indemnification may be payable hereunder shall be made without the prior written consent of the Indemnified Party and the Indemnifying Party, which consent will not be unreasonably withheld or delayed; provided, however, that if any Indemnified Party refuses or fails to consent to a proposed settlement and the matter is thereafter disposed of at a greater cost than would have resulted if such settlement had been consented to, the Indemnifying Party shall not be responsible for such incremental cost.
 The provisions of this section 9.8(c) shall not apply to: (i) Tax matters, for which the provisions of section 9.8(d) shall apply, (ii) Environmental Claims referred to in section 9.8(e), and (iii) certain pension matters subject to sections 9.2(f) and 9.2(g).

(d) In the case of any proposed or actual assessment of Tax liabilities for which any Buyer Indemnified Party is entitled to indemnification from the Principal Sellers as provided herein, in addition to the provisions set forth above in sections 9.8(a) and 9.8(b), the Representatives (at the Principal Sellers' expense) may request that the Company contest such proposed or actual assessment in the manner directed by the Representatives (in consultation with the Buyer) through the administrative review or appeal procedures available under the relevant Tax laws and regulations. If the pursuit of such administrative remedies by the Company is unsuccessful, the Buyer shall be entitled to cause the Company to pay the Tax (and any penalties and interest) and be entitled to indemnification from the Principal Sellers; provided, however, that if within ten (10) days of receipt from the Buyer of notice of its intention to do so, the Representatives shall notify the Buyer of its desire to contest the proposed or assessed Tax deficiency in the courts, the Principal Sellers shall be entitled to do so at the Principal Sellers' expense, provided (i) there is, in the opinion of the Principal Sellers' counsel acceptable to the Buyer (exercised in good faith), a reasonable likelihood of prevailing on the merits of such proposed or assessed Tax deficiency, (ii) the Representatives in good faith diligently contest such proposed or assessed Tax deficiency and (iii) the Principal Sellers pay (subject to their entitlement to a refund if their efforts are successful) the deficiency and any penalties and interest, provided, however, that if the Principal Sellers elect to litigate the Tax controversy in a court in which litigation of the Tax controversy prior to the payment of the asserted Tax liability is possible, then the Principal Sellers shall not be obligated to pay such Tax until ten (10) days after the filing with the court of the papers necessary to confer jurisdiction on the court. The Buyer shall cause the Company to cooperate with the Representatives for such purposes. The
Buyer shall be entitled to prompt reimbursement for any out-of-pocket expenses incurred from time to time by the Buyer or the Company pursuant to this section 9.8(d).

(e) The Company shall control and conduct any proceeding which may give rise to any indemnification pursuant to section 9.6, subject to the provisions of section 9.6.

Section 9.9. 		  Characterization of Indemnity Payments.  The Buyer and
the Sellers agree to treat any payment made by the Principal Sellers under this Article IX as an adjustment to the Purchase Price.

Section 9.10. 		  Recoveries.  The amount of any Losses suffered,
sustained, incurred or required to be paid by any Indemnified Person shall be reduced by the amount of any insurance proceeds and other amounts paid to the Indemnified Person by any Person not a party to this Agreement. In calculating any Losses for which indemnification is provided under this Article IX or for which the allocation and reimbursement of Losses is provided under section 9.6, the amount of any such Losses shall be made on an after-tax basis as defined in section 9.12.

Section 9.11. 		  Payment of Losses.  The Indemnifying Person shall pay to
the Indemnified Person in immediately available funds the amount of any Loss to which the Indemnified Person may become entitled by reason of the provisions of this Article IX, such payment to be made within fifteen
(15) days after such Losses are finally determined either by mutual agreement of the parties hereto or the Arbitrator.

Section 9.12. 		  Meaning of After-Tax Basis

(a) For purposes of this Article IX, all indemnification payments shall be made on an "after-tax" basis to a Buyer Indemnified
Party. For the purpose of this agreement on an "after-tax basis" shall be made net of Tax Benefits, which the Buyer Indemnified Party has received or will receive in the taxable year in which the Loss is paid or incurred in respect of the Loss giving rise to such payment. As used herein, the term "Tax Benefit" shall mean the Federal, state and local tax savings that have resulted or will result from any tax deduction or tax credit that (i) the Buyer Indemnified Party has claimed or will claim (as described in sec-tion 9.12(b)) on a Federal, state or local income tax return filed for the tax year of the Company in which the Loss is paid or incurred and (ii) is directly attributable to such Loss. The term "Tax Benefit" shall not include any tax savings attributable to a depreciation, amortization or similar deduction attributable to the required capitalization of a Loss. It shall be assumed that the Buyer Indemnified Party is subject to the maximum marginal Federal, state and local tax rates for a corporation doing business in New York, unless the Buyer Indemnified Party's independent certified public accountant certifies that such Buyer Indemnified Party is subject to a different rate, in which case such different rate shall apply.

(b) Each Buyer Indemnified Party agrees that it will, in good faith, claim on a current basis all deductions to which it is legally entitled as a result of a Loss. As used herein "good faith" shall mean the obligation to claim, for Federal, state and local income tax purposes, all tax deductions and tax credits to which the Buyer Indemnified Party is entitled, and would otherwise reflect on an income tax return in a manner that is consistent with prior practice and in accordance with applicable law, without regard to the entitlement of such Buyer Indemnified Party to any indemnification payment pursuant to the terms of Article IX. In the event that the Representatives assert that the Buyer Indemnified Party has breached its good faith obligation, in accordance with this good faith standard, by failing to claim all tax deductions and tax credits that are available to the Company, the determination of whether the Buyer Indemnified Party has breached its good faith obligation shall be made by the Arbitrator.


                              Article X

                           	MISCELLANEOUS

Section 10.1. 		  Certain Definitions.  As used in this Agreement, the
following terms shall have the following meanings unless the context otherwise requires:

(a) 	"Agreement" means this Stock Purchase Agreement.

(b) 	"Arbitrator" shall have the meaning set forth in section 6.6 hereof.

(c) 	"Balance Sheet Date" shall have the meaning set forth in section 3.6 hereof.

(d) 	"Balance Sheet" shall have the meaning set forth in section 3.6 hereof.

(e) 	"Business Day" means each Monday, Tuesday, Wednesday, Thursday and
     Friday which is not a day in which banking institutions in Nassau County, New York, are authorized or obligated by law or executive order to close. Any event the scheduled occurrence of which would fall on a day which is not a Business Day shall be deferred until the next succeeding Business Day.

(f) 	"Buyer Indemnified Party" shall have the meaning set forth in section
     9.2 hereof.

(g) 	"Buyer" means Jameco Acquisition Corporation, a Delaware corporation.

(h) 	"Closing Date" means the date upon which the Closing occurs.

(i) 	"Closing Payment" shall have the meaning set forth in section 1.2(b)
     hereof.

(j) 	"Closing" shall mean the closing referred to in section 2.2 hereof.

(k) 	"Code" shall mean the Internal Revenue Code of 1986, as amended.

(l) 	"Company" means Jameco Industries, Inc., a New York corporation.

(m) 	"David" means David Chasin, an individual.

(n) 	"Employee Program" shall have the meaning set forth in section 3.20 hereof.

(o) 	"Environment" shall have the meaning set forth in section 3.21 hereof.

(p) 	"Environmental Claim" shall have the meaning set forth in section
     9.6(a) hereof.

(q) 	"Environmental Laws" shall have the meaning set forth in section 3.21 hereof.

(r) 	"Escrow Agent" shall have the meaning set forth in section 1.2(d) hereof.

(s) 	"Escrow Agreement" shall have the meaning set forth in section 1.2(d)
     hereof.

(t) 	"Escrow Fund" shall have the meaning set forth in section 1.2(d) hereof.

(u) 	"Escrow Payment" shall have the meaning set forth in section 1.2(b)
     hereof.

(v) 	"Ethel" means Ethel S. Lipman, an individual.

(w) 	"Financials" shall have the meaning set forth in section 3.6 hereof.

(x) 	"Guarantor" shall mean Watts Industries, Inc., a Delaware corporation.

(y) 	"Guaranty Agreement" shall mean the guaranty agreement of the Guarantor in the form of Exhibit 10.1 hereof.

(z) 	"Gloria" means Gloria Lipman, an individual.

(aa) 	"Harry's Policies" shall have the meaning set forth in section 6.2(b)
      hereof.

(ab) 	"Harry" means Harry Lipman, an individual.

(ac) 	"Hazardous Material" shall have the meaning set forth in section 3.21 hereof.

(ad) 	"HM" shall mean H.M. Realty Co.

(ae) 	"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
      1976, as amended; and the rules and regulations promulgated thereunder.

(af) 	"Ilene Trust" means the Walter Lipman Trust for the benefit of Ilene
      Burstein, an individual.

(ag) 	"IRS" shall mean the Internal Revenue Service.

(ah) 	"JESC" shall mean Jameco Export Sales Corporation, a U.S. Virgin
      Islands corporation.

(ai) 	"Joshua Trust" means the Walter Lipman Trust for
      the benefit of Joshua Burstein, an individual.

(aj) 	"Innovative Computer" means Innovative Computer Concepts, Inc.

(ak) 	"Innovative Systems" means Innovative Computer Systems, Inc.

(al) 	"Kenneth" means Kenneth S. Lipman, an individual.

(am) 	"Knowledge" means, (a) with respect to the Principal Sellers, actual knowledge of any Principal Seller after completion of a reasonable investigation including, but not limited to, discussion and review of this Agreement with Sidney, Joel Sandberg, William Caufield and
      John A. Grieco, (b) with respect to any Seller, actual knowledge of such Seller and, (c) with respect to the Buyer, actual knowledge of the Buyer or any director or officer of the Buyer after completion of a reasonable investigation.

(an) 	"Lien" means and includes any lien, security interest, pledge, charge, option, right of first refusal, claim, mortgage, lease, easement or any other encumbrance or charge of any nature whatsoever.

(ao) 	"Loss" or "Losses" shall have the meanings set
      forth in section 9.2 hereof as modified by sections 9.6 and 9.10.

(ap) 	"Maintenance Plan" shall have the meaning set forth in
      section 3.21 hereof.

(aq) 	"Material Adverse Effect" means, with respect to the Company, any change which, individually or in the aggregate, would have an adverse effect material to the businesses, assets, properties, operations, results of operations or condition (financial or otherwise) or prospects of the Company taken as a whole.

(ar) 	"Michael" means Michael Lipman, an individual.

(as) 	"NYSDEC" means New York State Department of Environmental Conservation.

(at) 	"Permits" shall have the meaning set forth in section 3.5 hereof.

(au) 	"Person" means any individual, corporation, general or limited partnership, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.

(av) 	"Peter" means Peter A. Lipman, an individual.

(aw) 	"Pension Plan" shall have the meaning set forth in section 6.10 hereof.

(ax) 	"Premises" shall have meaning set forth in section 3.21(a)(i) hereof.

(ay) 	"Principal Sellers" means Harry, Michael and Walter.

(az) 	"Property" shall have the meaning set forth in section 3.21 hereof.

(ba) "Purchase Price" shall mean the purchase price of $29,503,030 for the sale of the Shares.

(bb) 	"Real Property Contract" shall have the meaning set forth in section
       10.15 hereof.

(bc) 	"Representatives" shall have the meaning set forth in section 2.1 hereof.

(bd) 	"Securities Act" means the Securities Act of 1933, as amended.

(be) 	"Seller Indemnified Party" shall have the meaning
       set forth in section 9.4 hereof.

(bf) 	"Seller Loss" or "Seller Losses" shall have the meanings set forth in section 9.4 hereof as modified by section 9.6.

(bg) 	"Sellers" means Harry, Michael, Walter, Sidney, David, Kenneth, Peter,
       Ethel, Gloria, the Ilene Trust, the Staci Trust and the Joshua Trust.

(bh) 	"Shares" shall mean all of the issued and outstanding shares of capital stock of the Company owned by the Sellers.

(bi) 	"Sidney" means Sidney Greenberg, an individual.

(bj) 	"Staci Trust" means the Walter Lipman Trust for
       the benefit of Staci Burstein, an individual.

(bk) 	"Subsidiary" shall have the meaning set forth in section 3.2 hereof.

(bl) 	"Tangible Property" means machinery, equipment,
furniture, leasehold improvements, fixtures, vehicles, structures, any related capital items and other tangible property and which is treated by the Company as depreciable or amortizable property.

(bm) 	"Tax Return" means all returns, reports, forms or
other information required to be filed with, or supplied to, any taxing authority (federal, state, local, foreign or otherwise) with respect to any Taxes.

(bn) 	"Tax" or "Taxes" means all taxes, estimated taxes,
charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, rental, ad valorem, value added, transfer, transfer gains, franchise, profits, alternative minimum, license, withholding, employment, payroll, disability, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

(bo) 	"Tax Benefit" shall have the meaning set forth in
section 9.12 hereof.


(bp) 	"Walter" means Walter Lipman, an individual.

Section 10.2. 		  Fees and Expenses.  Each of the parties hereto shall pay
its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of any attorneys and accountants retained by such party in connection with the transactions contemplated hereby, except that the Company may bear any of the foregoing expenses of the Buyer if the transactions contemplated hereby are consummated and of the Sellers if the transaction contemplated hereby are not consummated.

Section 10.3. 		  Notices.  Any notice or other communication required or
which may be given hereunder shall be in writing and shall be delivered personally, telecopied, or sent by certified, registered, or overnight courier, postage prepaid, to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied, or if mailed, two days after the date of mailing, as follows:

		(i) If to the Buyer, to it at:

			Jameco Acquisition Corp.
			815 Chestnut Street
			North Andover, MA  01845
			Attention:  President

		with a copy to:

			Watts Industries, Inc.
			815 Chestnut Street
			North Andover, MA  01845
			Attention:  Corporate Counsel

		with a copy to:

			John R. LeClaire, P.C.
			Goodwin, Procter & Hoar
			Exchange Place
			Boston, MA  02109

		(ii) If to the Representatives, to them at:

			Harry Lipman
			c/o Jameco Industries, Inc.
			248 Wyandanch Avenue
			Wyandanch, New York 11798

			Michael Lipman
			c/o Jameco Industries, Inc.
			248 Wyandanch Avenue
			Wyandanch, New York 11798

		with a copy to:

			Salamon, Gruber, Newman, Blaymore & Rothschild, P.C. 97 Powerhouse Road, Suite 102
			Roslyn Heights, NY 11577
			Attention:  David Gruber, Esq.

		and a copy to:

			Battle Fowler
			Park Avenue Tower
			75 E. 55th Street
			New York, NY  10022
			Attention:  Thomas E. Kruger

Section 10.4. 		  Entire Agreement.  This Agreement (including the
Exhibits and Schedules hereto and the documents referred to herein and therein), the Escrow Agreement, the Guaranty Agreement and the Real Property Contract contain the entire agreements among the parties with respect to the purchase of the Shares and supersede all prior contracts and other agreements, written or oral, with respect thereto.

Section 10.5. 		  Waivers and Amendments.  This Agreement may be
amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The parties agree that the Representatives shall have the authority to act on behalf of the Sellers for the purpose of executing amendments and waivers to this Agreement. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty, or any failure to perform or comply with any covenant or agreement, contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy, breach or failure is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy, breach or failure.

Section 10.6. 		  Governing Law.  This Agreement shall be governed by,
and construed and enforced in accordance with and subject to, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

Section 10.7. 		  Binding Effect; Benefit.  This Agreement shall inure to
the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, executors, administrators, estates, heirs and trusts. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto and any Indemnified
Person or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10.8. 		  No Assignment.  This Agreement is not assignable except
by operation of law.

Section 10.9. 		  Variations in Pronouns.  All pronouns and any variations
thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 10.10. 		  Counterparts.  This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 10.11. 		  Exhibits and Schedules.  The Exhibits and Schedules to
this Agreement are a part of this Agreement as if set forth in full herein.
Any reference to this Agreement or any provision hereof shall be deemed to include a reference to the Schedules and Exhibits hereto. The information included in each Schedule is hereby incorporated by reference into each other Schedule hereto, so that each representation and warranty contained herein shall be deemed to refer to and incorporate the information contained in all Schedules.

Section 10.12. 		  Headings.  The headings in this Agreement are for
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 10.13. 		  Severability.  If any term, provision, covenant or
restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable, or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 10.14. 		  Access to Books and Records After the Closing Date.
Until the seventh (7th) anniversary of the Closing Date, Buyer shall give to Sellers during normal business hours reasonable access to the books, files and records of the Company relating solely to their respective operations prior to the Closing as Sellers shall from time to time reasonably request, but any access pursuant to this section 10.14 shall be conducted in such manner as not to interfere unreasonably with the operations of the Company after the Closing Date. Until the seventh (7th) anniversary of the Closing Date, prior to destroying or disposing of such books, files or records, Buyer shall give thirty (30) days notice to Sellers of the intended destruction or disposition, and Sellers shall have the right to take possession of the same or make copies of the same at their expense. Until the seventh (7th) anniversary of the Closing Date, promptly following Buyer's request upon reasonable notice, Sellers will use reasonable efforts to cause the independent certified public accountants regularly retained by the Company to make available to Buyer for inspection and copying, copies of all working papers and other materials in the possession of such accountants with respect to the Company, used in preparing the Financials and Sellers will make available to Buyer for such purposes all of such papers and other materials within Sellers' control.

Section 10.15. 		  Real Property Contract.  Simultaneously herewith, the
Buyer has entered into a contract to purchase certain real property ("Real Property Contract") from HM. A default by either party pursuant to the terms of the Real Property Contract shall be deemed to be a default by such party under the terms of this Agreement giving to the non-defaulting party those rights and remedies set forth in this Agreement. Each Seller hereby acknowledges that pursuant to the Real Property Contract, the Buyer is purchasing real property from HM, the partners of which are Harry and Michael, for a cash payment of $5.3 million.



Section 10.16. 		  Certain Remedies.  If Buyer or any Seller should default
in the performance of its obligations hereunder, the parties hereto acknowledge that their remedies at law would be inadequate and the Buyer or the Sellers, as applicable, shall, in addition to any other of its rights and remedies hereunder or otherwise, be entitled to the remedy of specific performance, and each of the parties hereto expressly waives the defense that a remedy in damages will be adequate.


		IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



	Jameco Acquisition Corp.


	By:
		Name:    David A. Bloss, Sr.
		Title:   Executive Vice President



	Harry Lipman, individually
and as a Representative




	Michael Lipman, individually
and as a Representative




	Walter Lipman




	Sidney Greenberg








	David Chasin




	Kenneth S. Lipman




	Peter A. Lipman




	Ethel S. Lipman




	Gloria Lipman


	Walter Lipman Trust
	for the benefit of Ilene Burstein


	By:


	Walter Lipman Trust
	for the benefit of Staci Burstein



	By:




	Walter Lipman Trust
	for the benefit of Joshua Burstein



	By:



                             	Exhibit 1.1

                           Portion of          Portion of
	                        Closing Payment     Purchase Price  Total Amount
                           to be Paid         to be Paid to    to be Paid
                Number     to Seller          Seller Placed    to Seller
  Seller       of Shares                        in Escrow
- - -------------   ------------ --------------    ---------------  ------------
Harry Lipman    154,324.00 * $12,491,838.15     $1,858,577.39* $14,350,415.54

Michael Lipman   70,638.50     5,842,325.02        850,723.92    6,693,048.94

Walter Lipman    37,576.75     3,107,874.41        452,549.82    3,560,424.23

Ethel S. Lipman  15,000.00     1,240,610.65        180,650.20    1,421,260.85

Sidney Greenberg 10,945.00       905,232.23        131,814.43    1,037,046.66

David Chasin      6,332.00       523,703.11         76,258.47      599,961.58

Kenneth S. Lipman 5,000.00       413,536.88         60,216.73      473,753.61

Peter Lipman      5,000.00       413,536.88         60,216.73      473,753.61

Gloria Lipman     5,000.00       413,536.88         60,216.73      473,753.61

W. Lipman Trust
F/B/O I. Burstein   567.00        46,895.08          6,828.58       53,723.66

W. Lipman Trust
F/B/O S. Burstein   567.00        46,895.08          6,828.58       53,723.66

W. Lipman Trust
F/B/O J. Burstein   425.00        35,150.63          5,118.42       40,269.05
                ----------    -------------     -------------   -------------
                311,375.25   $25,481,135.00     $3,750,000.00  $29,231,135.00



* Net amount following deductions of $271,895 for amounts owed by Harry pursuant to sections 6.2(b) and 6.2(d)


                               	Exhibit 1.2(c)

                            	Payment Instructions


                               	Exhibit 1.2(d)

                              	Escrow Agreement


                                	Exhibit 7.7

	Opinion of Salamon, Gruber, Newman, Blaymore & Rothschild, P.C.


                               	Exhibit 7.9(a)

                            	Employment Agreement


                               	Exhibit 7.9(b)

                            	Employment Agreement


                               	Exhibit 7.9(c)

                            	Employment Agreement


                                 	Exhibit 8.6

                      	Opinion of Goodwin, Procter & Hoar


                                 	Exhibit 10.1

                               	Guaranty Agreement




                                ESCROW AGREEMENT


	This ESCROW AGREEMENT made as of the 28th day of July, 1994 by and among The First National Bank of Boston (the "Escrow
Agent"), Jameco Acquisition Corporation, a Delaware corporation
("Buyer"), and Harry Lipman ("Harry") and Michael Lipman
("Michael"), as Representatives of the Sellers (the "Representatives").

	WHEREAS, pursuant to a Stock Purchase Agreement dated as of even date herewith (the "Purchase Agreement") by and among Harry, Michael, Walter Lipman, Sidney Greenberg, David Chasin,
Kenneth S. Lipman, Peter A. Lipman, Ethel S. Lipman, Gloria
Lipman, Walter Lipman Trust for the benefit of Ilene Burstein, Walter Lipman Trust for the benefit of Staci Burstein, and Walter Lipman
Trust for the benefit of Joshua Burstein (individually, a "Seller" and collectively, the "Sellers"), and Buyer, each Seller is selling to Buyer all of such Seller's shares of capital stock of Jameco Industries, Inc., a New York corporation;

	WHEREAS, the Purchase Agreement provides for the indemnification of Buyer Indemnified Parties in respect of the matters set forth in Article IX thereof, subject to certain limitations; and

	WHEREAS, in order to secure payment of a portion of any such indemnification, the Purchase Agreement provides for a portion of the Purchase Price payable under the Purchase Agreement to be deposited and held in escrow as hereinafter provided.

	NOW, THEREFORE, in consideration of the premises and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties agree as follows:

	1.	Definitions.  All capitalized terms used herein which are
not otherwise expressly defined herein shall have the respective meanings set forth in the Purchase Agreement.

	2.	 Establishment of Escrow.  Buyer has herewith deposited
with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, the Escrow Payment required under Section 1.2(d) of the Purchase Agreement. Such amounts and any securities, cash or other property delivered to or held by the Escrow Agent under the terms hereof, any interest and dividends thereon, less amounts distributed from time to time in accordance with Section 6 hereof, shall be referred to herein as the "Escrow Fund." The percentage beneficial interests of the Sellers (the "Interests") in the Escrow Fund are as indicated in Schedule A attached hereto. The Escrow Fund shall be segregated from the other assets of the Escrow Agent and held in trust for the benefit of the Sellers pursuant hereto.

	3.	Investments.  The Escrow Agent shall invest cash held in
the Escrow Fund as directed in writing by Buyer in taxable and tax-free obligations unconditionally guaranteed as to principal and interest, if any, by the United States Government or any agency thereof, bank certificates of deposit or repurchase agreements fully collateralized by such obligations or certificates of deposit, in each case having maturity dates that permit payments to be made from the Escrow Fund in accordance with the terms hereof and the Escrow
Agent shall not be responsible for any loss incurred upon any such investment made in good faith and under circumstances not constituting gross negligence or willful misconduct. Any registered securities from time to time held in the Escrow Fund shall be registered in the name of the Escrow Agent (in its capacity as such) or its nominee. All interest, dividends and other income with respect to the Escrow Fund and any securities or other property issued with respect to, or in exchange for any securities held in the Escrow Fund shall become a part of the Escrow Fund and shall be held hereunder upon the same terms as the cash, securities or other property with respect to or in exchange for which such interest, dividends, income or securities shall have been received.

	4.	Representatives of Sellers.  Each Seller has appointed the
Representatives to act jointly as such Seller's representative for purposes of this Agreement, and any matters related thereto, pursuant to the terms of Section 2.1 of the Purchase Agreement, the contents of which are hereby incorporated by reference. Each of the Escrow Agent and the Buyer hereby acknowledges that the Representatives have been duly authorized to act on behalf of the Sellers with respect to all matters contained in this Agreement and the Escrow Fund pursuant to the terms of Section 2.1 of the Purchase Agreement.

	5.	Interest Income.  For income tax purposes, the interest
or other amounts earned on the Escrow Fund, if any, shall be reported as income by the Buyer in the taxable year that such amounts are earned.

	6.	Distributions.  The Escrow Agent shall promptly make
distributions from the Escrow Fund to the persons and in the amounts directed upon receipt from time to time of:

	(a)	a written notice executed and delivered by both
Buyer and the Representatives substantially in the form of
Exhibit I hereto; or

	(b)	a written order from the Arbitrator.

	7.	Escrow Ledger.  The Escrow Agent shall maintain, and
make available to the Representatives and the Buyer upon request, a ledger setting forth (a) the amount of the Escrow Fund attributable to the deposited cash, (b) the amount of le Escrow Fund attributable to capital appreciation, if any, of the securities in which the Escrow Fund is invested, (c) the amount of the Escrow Fund attributable to interest and other income accumulation in respect to the Escrow
Fund, (d) the amount of each Seller's total Interest in the Escrow Fund, and (e) the amount of each distribution made by the Escrow
Agent pursuant to Section 6 hereof and the person(s) or entity(ices) to whom each such distribution was made.

	8.	Fair Market Value of Escrow Fund.  For the purposes of
this Agreement, the fair market value of the property held in the Escrow Fund shall be conclusively determined by the Escrow Agent at the time of each payment or distribution to be made out of the Escrow Fund and at the time of setting aside of a portion of the Escrow Fund for such payments.

	9.	Termination.  This Agreement shall terminate when all
the Escrow Fund has been distributed by the Escrow Agent pursuant to Section 6 hereof.

		10.	Duties and Responsibilities of Escrow Agent.

			(a)	Buyer and the Representatives acknowledge and
agree that the Escrow Agent (i) shall not be responsible for any other agreement referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in the Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its good faith judgment involve any expense or liability unless it shall have been furnished with indemnification reasonably satisfactory to it; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper person; and (iv) may consult counsel satisfactory to it and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereafter in good faith and in accordance with such advice.

			(b)	Neither the Escrow Agent nor any of its directors,
officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereafter except in the case of gross negligence or willful misconduct.
Buyer covenants and agrees to indemnify the Escrow Agent and hold it harmless from and against any loss, liability or expense incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence.

			(c)	Buyer agrees to pay or reimburse the Escrow Agent
for the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Schedule B.

	The provisions of the foregoing paragraphs (b) and (c) shall survive the termination of this Agreement.

		11.	Resignation and Removal of Escrow Agent.

			(a)	The Escrow Agent may at any time resign as
Escrow Agent hereunder by giving ninety (90) days' prior written notice of resignation to Buyer and the Representatives. Prior to the effective date of the resignation as specified in such notice, Buyer and the Representatives will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Fund to a bank or trust company that they mutually select. If no successor Escrow
Agent is named by Buyer and the Representatives as provided in the preceding sentence, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

			(b)	Buyer and the Representatives together shall have
the right to remove the Escrow Agent hereunder by giving notice in writing to the Escrow Agent, specifying the date upon which such removal shall take effect. Prior to such removal, Buyer and the Representatives shall have jointly appointed a successor Escrow
Agent.

			(c)	The Escrow Agent hereby agrees that, upon any
termination of its services as Escrow Agent it shall turn over and deliver to the successor Escrow Agent appointed in accordance with the terms hereof all of the Escrow Fund and other amounts held by it pursuant to this Agreement and render the accounting required by
Section 13.

		12.	Successor Escrow Agent.  Upon receipt of the Escrow
Fund and any other amounts held by the Escrow Agent pursuant to this Agreement, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof and the term "Escrow Agent" as used herein shall mean such successor Escrow Agent.

		13.	Accounting.  In the event of the resignation or removal of
the Escrow Agent or the termination of this Agreement pursuant to
Section 9 or otherwise, the Escrow Agent shall render to Buyer and the Representatives, and to the successor Escrow Agent, if any, an accounting in writing of the property constituting the Escrow Fund and all distributions therefrom.

		14.	Notices.  Any notice permitted or required hereunder
shall be deemed to have been duly given if delivered personally or if sent by certified or registered mail or overnight courier, postage prepaid, to the parties at their respective addresses set forth below or to such other address as any party may hereafter designate.

If to Buyer:

Jameco Acquisition Corporation
c/o Watts Industries, Inc.
815 Chestnut Street
North Andover, MA  01845
Attention: President

with a copy to:

Watts Industries, Inc.
815  Chestnut  Street
North Andover, MA  01845
Attention: Corporate Counsel

and with a  copy  to:

John R. LeClaire, P.C.
Goodwin, Procter & Hoar
Exchange Place
Boston, MA  02109

if to a Representative:

Harry Lipman and Michael Lipman
c/o Jameco Industries, Inc.
248 Wyandanch Avenue
Wyandanch, New York  11797

with a copy to:

Salmon, Grubber, Newman, Blamer & Rothschild, P.C.
97 Powerhouse Road, Suite 102
Roslyn Heights, NY  11577
Attention: David Grubber, Esq.

and a copy to:

Battle Fowler
280 Park Avenue
New York, NY  10017
Attention: Thomas E. Kruger

or if after July 31, 1994

Park Avenue Tower
75 East 55th Street
New York, NY  10022

If to the Escrow Agent:

The First National Bank of Boston
Corporate Trust Administration
150 Royall Street
Mail Stop - 450245
Canton, MA  02011
Reference:  Jameco Acquisition Escrow Agreement

		15.	Modifications.  This Agreement may not be altered or
modified without the express written consent of the parties hereto.
No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

		16.	Assignment.  No assignment of any rights or delegation of
any obligations provided for herein may be made by any party hereto without the express written consent of the other parties hereto, except for the provisions hereof respecting successor Escrow Agents and the death, incapacitation or resignation of a Representative (as incorporated by reference from Section 2.1 of the Purchase
Agreement). This Escrow Agreement shall inure to the benefit of and be binding upon the successors, heirs, estates, administrators, personal representatives and permitted assigns of the parties hereto.

		17.	Section Headings.  The section headings contained in
this Agreement are inserted for purposes of convenience of reference only to shall not affect the meaning or interpretation hereof.

		18.	Miscellaneous.  This Agreement shall become binding
and effective upon consummation of the Closing, and shall be construed under and governed by the laws of New York. This
Agreement may be executed in any number of counterparts, each of which shall deemed an original but all of which shall constitute one agreement.

	IN WITNESS WHEREOF, the parties have executed this Agreement or caused the same to be so executed by their duly authorized representatives as of the date first set forth above.

JAMECO ACQUISITION
CORPORATION


	By: /s/ David A. Bloss

	Title: Executive Vice President


	THE FIRST NATIONAL BANK OF BOSTON


	By: /s/

	Title:	 Account Administrator


/s/ Harry Lipman
Harry Lipman, as a
Representative of the Sellers


/s/ Michael Lipman
	Michael Lipman as a
Representative of the Sellers




                                Schedule A

                            Interests of Sellers


                    		Portion of Escrow	         Percentage of Escrow
                  		Payment Attributable         	Fund Attributable
Seller                	To Each Seller	              To Each Seller

Harry Lipman            	$1,858,577.39	                 49.5620638

Michael Lipman	             850,723.92	                 22.6859714

Walter Lipman	              452,549.82	                 12.0679951

Ethel S. Lipman	            180,650.20                  	4.8173386

Sidney Greenberg           	131,814.43	                  3.5150514

David Chasin               		76,258.47	                  2.0335592

Kenneth S. Lipman           	60,216.73                  	1.6057795

Peter Lipman	               	60,216.73	                  1.6057795

Gloria Lipman	               60,216.73	                  1.6057795

W. Lipman Trust
F/B/O I. Burstein	            6,828.58	                   .1820954

W. Lipman Trust
F/B/O S. Burstein	            6,828.58                   	.1820954

W. Lipman Trust
F/B/O J. Burstein             5,118.42	                   .1364913





                             Schedule B


               Acceptance fee              	$	1,000
               (one-time charge)
               Administration Fee	          $	2,500
               Per Investment	              $  	 35
               Per Wire                    	$   	20
               Per Check	                   $    	5

               Legal Fees                   	Waived

               Out-of-Pocket Expenses	      Billed as Incurred




                                   Exhibit 1


The First National Bank of Boston


Attention:

Dear Sirs:

	Reference is made to the Escrow Agreement made as of ____
day of July, 1994 (the "Escrow Agreement") by and among The First
National Bank of Boston (the "Escrow Agent"), Jameco Acquisition
Corporation, a Delaware corporation ("Buyer") and Harry Lipman and
Michael Lipman, as Representatives of the Sellers (the
"Representatives"). All capitalized terms used herein which are not otherwise expressly defined herein shall have the respective meanings set forth in the Escrow Agreement.
	Pursuant to Section 6(a) of the Escrow Agreement, the Escrow
Agent is hereby directed to distribute the sum of [$_____] to [        ] in
immediately available to the following account [      ].
Jameco Acquisition Corporation


	By:

	Title:
		[President or Chairman of
Board of Directors



	Michael Lipman, as
Representative



	Harry Lipman, as Representative